UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Quad/Graphics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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QUAD/GRAPHICS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Time and Date:
Monday, May 22, 2023 at 10:00 a.m. Central Time
Place:
Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089. However, we will provide webcast and telephone access to our 2023 Annual Meeting of Shareholders.
We strongly encourage our shareholders to access the Annual Meeting via webcast or telephone, rather than attending the meeting in person.
The 2023 Annual Meeting will only cover the necessary business items, and there will be no shareholder presentation and no question and answer session.
Matters to be Voted On:
1.To elect all nine director nominees to serve for a one-year term and until their successors are duly elected and qualified;
2.To approve an amendment to the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan;
3.To conduct an advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying proxy statement;
4.To conduct an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and
5.To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Who Can Vote:
Holders of Quad/Graphics, Inc. class A and class B common stock at the close of business on March 16, 2023.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials (i.e., proxy statement, 2022 annual report to shareholders and proxy card) over the internet. On or about April 12, 2023, we will commence mailing to the holders of our class A common stock entitled to vote at the Annual Meeting a Notice of Internet Availability of Proxy Materials (the “Notice”). We believe this process will expedite the receipt of proxy materials by our shareholders, ensure that proxy materials remain easily accessible to our shareholders, lower costs and reduce the environmental impact of our Annual Meeting.
The Notice contains clear instructions on how holders of our class A common stock can access our proxy materials and how such holders can vote at our 2023 Annual Meeting of Shareholders. In addition, the Notice contains instructions on how to obtain printed proxy materials.
Holders of our class B common stock will continue to receive hard copies of our proxy materials, and we will commence mailing on or about April 12, 2023.
Your vote is very important to us, regardless of how many shares you own. Please complete, date and sign the proxy card and submit the proxy card via the internet, by telephone, or by mail in accordance with the instructions provided on the proxy card. Please note that shareholders will not be able to vote or revoke a proxy through the live webcast or telephone access, nor participate actively. Therefore, to ensure that every vote is counted at the 2023 Annual Meeting, we encourage you to vote as instructed in the Notice and/or proxy card, via the internet, by telephone or by mailing back the proxy card received from us or from your broker, bank or other provider.

By Order of the Board of Directors
Dana. B Gruen
General Counsel and Corporate Secretary
April 12, 2023
Important notice regarding the availability of proxy materials for the shareholders’ meeting to be held on May 22, 2023: The proxy statement and 2022 Annual Report to Shareholders are available at: http://quad.com/investor-relations.

QUAD/GRAPHICS, INC.
N61 W23044 Harry’s Way
Sussex, Wisconsin 53089

SUMMARY
of
PROXY STATEMENT

This summary highlights certain information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before voting on the matters at the 2023 Annual Meeting of the shareholders of Quad/Graphics, Inc. (the “Company”, “Quad”, “we”, “our”, “us”, or similar terms), so we ask that you read the entire proxy statement carefully. Page references are provided to help you quickly find further information.

2023 Annual Meeting of Shareholders

Date and Time:	May 22, 2023 at 10:00 a.m. Central Time

Place:	N61 W23044 Harry’s Way
Sussex, Wisconsin 53089
However, we will provide webcast and telephone access to the Annual Meeting of Shareholders to be held on Monday, May 22, 2023, at 10:00 A.M., Central Time, and all adjournments or postponements thereof (the “Annual Meeting”).
We strongly encourage our shareholders to access the Annual Meeting via webcast or telephone, rather than attending the meeting in person.
The Annual Meeting will only cover the necessary business items, and there will be no shareholder presentation and no question and answer session.
Shareholders can pre-register for the webcast by navigating to https://dpregister.com/sreg/10177019/f8ccbf8d38. Participants will be given a unique PIN to gain immediate access to the Annual Meeting on May 22, 2023, bypassing the live operator. Participants may pre-register at any time, including up to and after the Annual Meeting start time.

Alternatively, participants without internet access may dial in on the day of the Annual Meeting as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

Eligibility to Vote

You can vote at the Annual Meeting if you were a holder of record of our class A common stock or class B common stock at the close of business on March 16, 2023 (the “Record Date”).

Governance Highlights

We are dedicated to high standards of corporate governance.  Our Board of Directors (the “Board”) is committed to acting in the long-term best interests of our shareholders and continually reviews our policies with those interests in mind, as well as in light of recent trends in corporate governance.

Below is a summary of our corporate governance highlights with respect to our Board.
•Six out of our ten current directors are independent.
•We maintain a fully independent Audit Committee.
•Our Board meets at regularly scheduled executive sessions, both without members of management present and also without non-independent directors present.
•Our Board and executive officers are prohibited from hedging our stock, and are required to obtain prior approval of any pledge of our stock.
•Our Board and executive officers are subject to stock ownership guidelines.
•We hold annual board and committee evaluations.
•We require approval of certain related party transactions.
•We are committed to proactively addressing environmental, social and governance matters.

Additional information about our corporate governance policies and practices, including our efforts to drive positive, sustainable change in our business and in the world, can be found at pages 24 - 29 of this proxy statement.

Voting Matters

Proposal	The Board’s Voting Recommendations	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of Abstentions and Broker Non-Votes
1. Election of Directors	“FOR” each nominee	Plurality of Votes Cast	Not counted as votes cast and therefore have no effect
2. Approval of an Amendment to the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan	“FOR”	Majority of Votes Cast	Not counted as votes cast and therefore have no effect
3. Advisory Vote on the Compensation of our Named Executive Officers	“FOR”	Majority of Votes Cast	Not counted as votes cast and therefore have no effect
4. Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	“ONCE EVERY THREE YEARS”	Plurality of Votes Cast	Not counted as votes cast and therefore have no effect

Election of Directors

We elect our directors on an annual basis.

Director Nominee	Age	Director Since	Independent
J. Joel Quadracci	54	2003
Kathryn Quadracci Flores	55	2013
Douglas P. Buth	68	2005	X
Beth-Ann Eason	56	2023	X
John C. Fowler	72	2016
Stephen M. Fuller	62	2016	X
Christopher B. Harned	60	2005
Jay O. Rothman	63	2017	X
John S. Shiely	70	1996	X

Proposal to Approve an Amendment to the 2020 Omnibus Incentive Plan

Our Board has approved, and is recommending to our shareholders for approval, an amendment to the Quad/Graphics, Inc. 2020 Omnibus Incentive Plan (sometimes referred to as the “2020 Plan”) to increase the number of shares of class A common stock authorized for issuance under the 2020 Plan by 3,000,000 shares. The proposed amendment will allow the Company to continue to attract and retain outstanding individuals to serve as officers, directors, employees and consultants, and the Company believes that the proposed amendment to the 2020 Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing the Company with the flexibility to meet changing compensation needs.

Proposal to Approve, on an Advisory Basis, the Compensation of our Named Executive Officers

Our Board is recommending that our shareholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote is not binding on the Company, the Board or the compensation committee of the Board, however the Board and the compensation committee of the Board will review and consider the outcome of this advisory vote when making future decisions regarding executive compensation.

Proposal to Approve, on an Advisory Basis, that Future Advisory Votes on the Compensation of our Named Executive Officers be Held Every Three Years

Our Board is recommending that our shareholders approve, on a non-binding, advisory basis, that future advisory votes on the compensation of our named executive officers be held every three years. This advisory vote is not binding on the Company or the Board, however the Board will review and consider the outcome of this advisory vote when making its determination as to the frequency of future advisory votes on executive compensation.

Director Tenure

We have added five new directors since 2015, four of whom are independent.

Committee Membership

There are three standing committees of the Board — the Audit Committee, the Compensation Committee and the Finance Committee. Current members of the committees are listed in the table below.

Audit Committee/ Financial Expert | Chairperson | Member

		Audit Committee	Compensation Committee	Finance Committee
Douglas P. Buth	Audit Committee/Financial Expert	Chairperson	Member	Member
Beth-Ann Eason			Member	
Kathryn Quadracci Flores, M.D.				Member
John C. Fowler			Member	
Stephen M. Fuller	Audit Committee/Financial Expert	Member		
Christopher B. Harned				Chairperson
John S. Shiely	Audit Committee/Financial Expert	Member	Chairperson

Additional information about our director nominees can be found at pages 8 - 11 of this proxy statement.

Compensation Highlights

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:
•Pay for performance—A substantial fraction of total compensation for our named executive officers is tied to the operating performance of our Company. Our performance measures under our incentive compensation program are also aligned with our business objectives.
•Alignment with shareholder interests—Our core executive compensation principles are designed to promote alignment of our named executive officers’ interests with the interests of shareholders.
•Salary increases, bonuses and equity awards must be earned—We do not guarantee salary increases, bonuses or equity awards for our executive officers.
•No option repricing—Our equity compensation plan does not permit repricing of stock options.
•Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking and to confirm that our governance practices are designed to prevent excessive compensation that would not be consistent with our philosophy and business objectives.
•Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our named executive officers.
•No evergreen provision in equity plan—Our equity incentive plan does not include automatic annual increases in the share reserve such that shareholders generally must approve any increase in the share reserve.
•Independent compensation consultant—The compensation committee retains an independent compensation consultant to provide advice and recommendations concerning the compensation of our named executive officers.

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2023

This proxy statement is being furnished to shareholders by the Board, beginning on or about April 12, 2023. This proxy statement is being furnished in connection with a solicitation of proxies by the Board for use at the Annual Meeting for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

If you are a shareholder of record, you may vote via the internet, by telephone, by mail using your proxy card, or in person at the Annual Meeting. To vote via the internet, follow the instructions provided on the Notice or on your proxy card. To vote by telephone, follow the instructions provided on your proxy card. To vote by mail, simply complete your proxy card, date and sign it, and return it in accordance with the instructions provided on the proxy card. Even if you vote via the internet, by telephone, or complete and mail your proxy card, you may nevertheless revoke your proxy at any time prior to the Annual Meeting by sending us written notice, voting your shares in person at the Annual Meeting or submitting a later-dated proxy. If a bank, broker or other nominee holds your Company common stock for your benefit but not in your own name, such shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your shares. The availability of internet voting instruction depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you.

Please note that shareholders will not be able to vote or revoke a proxy through the live webcast or telephone access, nor participate actively. Therefore, to ensure that every vote is counted at the Annual Meeting, we encourage you to vote as instructed in the Notice and/or proxy card, via the internet, by telephone or by mailing back the proxy card received from us or from your broker, bank or other provider.

A proxy which is properly executed, duly returned to the Company and not revoked, or a valid vote via the internet or by telephone, will be voted in accordance with the instructions contained in it. The shares represented by executed but unmarked proxies will be voted as follows:

•FOR all nine persons nominated for election as directors referred to in this proxy statement;
•FOR the approval of the amendment to the 2020 Plan;
•FOR the advisory vote to approve the compensation of the individuals named in the Summary Compensation Table set forth below in this proxy statement (such group of individuals are sometimes referred to as our “named executive officers”);
•FOR holding the advisory vote on the compensation of our named executive officers once every THREE YEARS; and
•on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the form of proxy.

Other than the election of nine directors, the proposed amendment to the 2020 Plan, the advisory vote to approve the compensation of our named executive officers and the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting. An inspector of elections appointed by the Board will tabulate all votes at the Annual Meeting.

Only holders of record of the Company’s class A common stock and class B common stock (collectively the “common stock”) at the close of business on the Record Date are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote: (a) 38,531,707 shares of class A common stock, each of which is entitled to one vote per share, with an aggregate of 38,531,707 votes; and (b) 13,556,858 shares of class B common stock, each of which is entitled to ten votes per share, with an aggregate of 135,568,580 votes. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be considered present for purposes of determining whether a quorum exists.

ELECTION OF DIRECTORS

The Board currently consists of ten directors. Mark A. Angelson, a director of the Company since 2015, will be retiring from the Board as of the Annual Meeting. As a result, the Board has amended the Company’s Bylaws to reduce the number of directors from ten to nine effective immediately preceding the Annual Meeting.

At the Annual Meeting, the shareholders will elect all nine directors to one-year terms—to hold office until the 2024 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the nine persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, “plurality” means that the nominees receiving the largest number of votes will be elected as directors. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Shares of the Company’s class A common stock and class B common stock vote together as a single class on the election of directors.

The following sets forth certain information, as of the date of mailing of the proxy materials, about the Board’s nominees for election at the Annual Meeting.

J. Joel Quadracci, 54, has been a director of Quad since 2003, its President since January 2005, its President and Chief Executive Officer since July 2006 and its Chairman, President and Chief Executive Officer since January 2010. Mr. Quadracci joined Quad in 1991 and, prior to becoming President and Chief Executive Officer, served in various capacities, including Sales Manager, Regional Sales Strategy Director, Vice President of Print Sales, Senior Vice President of Sales and Administration, and President and Chief Operating Officer. He serves on the board of directors for Plexus Corp., Pixability, Inc., Road America, Inc., Children’s Hospital of Wisconsin, the National Association of Manufacturers, and the Metropolitan Milwaukee Association of Commerce. He also serves on the board of trustees for the Milwaukee Art Museum and on the advisory council of the Smithsonian National Postal Museum. Mr. Quadracci received a B.A. in Philosophy from Skidmore College in 1991. Mr. Quadracci is the brother of Kathryn Quadracci Flores, M.D., a director of Quad and President of QuadMed, the brother-in-law of Christopher B. Harned, a director of Quad, and the first cousin of Robert Quadracci, Chief Human Resources Officer. Quad believes that Mr. Quadracci’s experience in both the commercial printing, and advertising and marketing services industries, as well as his leadership positions within Quad qualify him for service as a director of Quad.

Kathryn Quadracci Flores, M.D., 55, has been a director of Quad since 2013 and is a member of the Finance Committee. Dr. Flores is the President of QuadMed, LLC, a subsidiary of the Company. Dr. Flores serves as President and Director of the Windhover Foundation, as Commodore of the Pine Lake Yacht Club and is on the President’s Leadership Council of Brown University. Dr. Flores previously served as Vice President and Secretary of the Board of Trustees for the Collegiate School of New York, on the Board of Directors for the Brown University Sports Foundation and on the Board of Trustees for the Marymount School of New York. Dr. Flores received her B.A. and B.S. from Brown University in 1990 and her M.D. from Columbia University in 1995. Dr. Flores is the sister of J. Joel Quadracci, Quad’s Chairman, President and Chief Executive Officer, the sister-in-law of Christopher B. Harned, a director of Quad, and the first cousin of Robert Quadracci, Chief Human Resources Officer. Quad believes that Dr. Flores’ knowledge of Quad, her education, and her board and business experience qualify her to serve as a director of Quad.

Douglas P. Buth, 68, has been a director of Quad since 2005 and is the Chair of the Audit Committee and also is a member of the Compensation and Finance Committees. Mr. Buth retired as Chairman and Chief Executive Officer of Appvion, Inc., formerly known as Appleton Papers, Inc., a producer of carbonless, thermal, security paper and performance packaging products, and as Chief Executive Officer and President of Paperweight Development Corp., the parent company of Appvion, Inc., in 2005. Prior to becoming Chief Executive Officer, Mr. Buth had served in a variety of roles at Appvion, Inc., including positions in strategic planning, marketing and sales and as General Manager and Executive Vice President. Mr. Buth is currently a member of the board of directors for Trek Bicycle Corporation, where he serves as chairman of the Audit Committee and a member of the Compensation Committee. In 2021, he retired from the board of Grange Mutual Insurance Company, where he served as a director since 2008 and more recently as a member of the Investment Committee and the Audit Committee. Mr. Buth received a Bachelor of Business Administration in Accounting from the University of Notre Dame in 1977. He qualified as a C.P.A. with PricewaterhouseCoopers LLP in 1979 and thereafter held a number of financial positions with Saks Fifth Avenue and BATUS, Inc. Quad believes that Mr. Buth’s financial background as a C.P.A. and his experience as a leader of a publicly-traded company and member of several boards of directors qualify him for service as a director of Quad.

Beth-Ann Eason, 56, has been a director of Quad since 2023 and is a member of the Compensation Committee. Ms. Eason was the Managing Director, Senior Digital Transformation Executive for Accenture Interactive from January 2020 to December 2022, working with chief marketing officers on digital transformation. Prior to joining Accenture Interactive, Ms. Eason served from May 2015 to January 2020 as President of Innovid, the world’s largest independent Connected TV and video advertising software platform. She was at Conde Nast from April 2011 to May 2015. While there, she served as Senior Vice President and General Manager of Conde Nast’s Epicurious from April 2011 to July 2013, Vice President of Category Development for Yahoo! from 2001 to 2006 and DoubleClick from 1996 to 2001 where she was promoted in to a General Manager role. She holds of a Bachelor’s degree from Lehigh University. Quad believes that Ms. Eason’s experience as an industry leader in digital transformation, marketing and advertising qualifies her for service as a director of Quad.

John C. Fowler, 72, has been a director of Quad since 2016 and is a member of the Compensation Committee. Mr. Fowler served as Quad’s Vice Chairman and Executive Vice President of Global Strategy and Corporate Development from March 2014 until December 2017. Prior thereto, he served as Quad’s Executive Vice President and Chief Financial Officer from July 2010 to March 2014, as Senior Vice President and Chief Financial Officer from May 2005 to July 2010 and as Vice President and Controller from when he joined Quad in 1980 (which at the time was the Company’s top financial position) until May 2005. Prior to joining Quad, Mr. Fowler worked for Arthur Andersen LLP for six years. In November 2018, Mr. Fowler was elected as a director of Mandel Group, Inc. He also serves on the board of directors of Manipal Technologies Ltd., the L’Eft Bank Wine Company, and is a past board member of several private and venture capital companies that were successfully sold. Mr. Fowler attended Tufts University and Iowa State University, graduating summa cum laude with Bachelor’s degrees in both economics and accounting. Quad believes that Mr. Fowler’s experience in the printing industry and in leadership positions with Quad and on several boards of directors qualify him for service as a director of Quad.

Stephen M. Fuller, 62, has been a director of Quad since 2016 and is a member of the Audit Committee. Mr. Fuller served as Senior Vice President and Chief Marketing Officer for L.L. Bean, Inc. of Freeport, Maine from 2001 until his retirement in 2016. In this former role, he led all marketing functions for L.L. Bean, including branding, advertising, customer satisfaction, e-commerce, partnerships, database analytics and marketing operations. In addition to his CMO role, Mr. Fuller had full P&L responsibility for L.L. Bean’s international efforts since 2008. Currently, he is a member of the board of directors of Boyne Resorts and is a frequent speaker at Dartmouth College’s Tuck School of Business. Mr. Fuller is a former member of L.L. Bean’s board of directors. He also has been on the boards of several environmental and outdoor organizations. Mr. Fuller received his Bachelor’s degree from Bates College in Lewiston, Maine, and his MBA from Boston College. He also attended Harvard Business School’s Advanced Management Program. Quad believes that Mr. Fuller’s leadership in marketing and board experience qualify him to serve as a director of Quad.

Christopher B. Harned, 60, has been a director of Quad since 2005 and is the Chair of the Finance Committee. Mr. Harned is Managing Partner and co-Founder of Windhover Capital, a private equity firm focused on making controlled investments in the food, beverage and pet sectors. From September 2016 to October 2020, Mr. Harned was a Partner and Head of the New York office for Arbor Investments. Prior to joining Arbor Investments, he was a Managing Director and Head of Consumer Products-Americas for Nomura Securities International, Inc. Starting in January 2012, he served as a Managing Director of the Investment Banking Group M&A team at Robert W. Baird & Co., Inc. He previously served as a Partner, Managing Director and Head of the Consumer Products Group of The Cypress Group LLC, a New York City-based private equity firm. Prior to joining The Cypress Group LLC in 2001, Mr. Harned was a Managing Director and Global Head of Consumer Products M&A with Lehman Brothers, where he worked for over 16 years. Mr. Harned is a member of the board of directors of Titan Frozen Fruit, Lakeview Farms, Inc. and Southeastern Meats, Inc. He is a former member of the board of directors of FreshPet, Inc., a pet food company, where he served on the Audit and Compensation committees. Mr. Harned is also a former member of the board of directors of Red Collar Pet Foods, bswift, Danka Business Systems PLC, The Meow Mix Company, Stone Canyon Entertainment, Brand Connections LLC and Philadelphia Media Network. Mr. Harned earned a Bachelor’s degree from Williams College in 1985. Mr. Harned is the brother-in-law of J. Joel Quadracci, Quad’s Chairman, President and Chief Executive Officer, the brother-in-law of Kathryn Quadracci Flores, M.D., a director of Quad and President of QuadMed, and the husband of Elizabeth Quadracci Harned, a Trustee of the Quad Voting Trust (as defined below). Quad believes that Mr. Harned’s experience in the financial services industry and his leadership at several companies in various industries qualify him to serve as a director of Quad.

Jay O. Rothman, 63, has been a director of Quad since 2017. He has served as President of the University of Wisconsin System since June 2022. He previously served as the Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm, from June 2011 until April 2022 and he retired as a partner of Foley & Lardner LLP in May 2022. Mr. Rothman serves as a director of Mayville Engineering Company, Inc. Mr. Rothman previously served on the boards of Children’s Hospital of Wisconsin, Junior Achievement of Wisconsin, Wisconsin Manufacturers & Commerce (WMC) and Metropolitan Milwaukee Association of Commerce (MMAC). Mr. Rothman received a Bachelor of Arts degree from Marquette University in 1982 and a Juris Doctor from Harvard Law School in 1985. Quad believes that Mr. Rothman’s career as an executive and as a business attorney qualify him to serve as a director of Quad.

John S. Shiely, 70, has been a director of Quad since 1996 and is the Chair of the Compensation Committee and also is a member of the Audit Committee. Mr. Shiely is the retired Chairman and Chief Executive Officer of Briggs & Stratton Corporation, a producer of air-cooled gasoline engines for outdoor power equipment. Prior to becoming Chief Executive Officer in 2001 and Chairman in 2003, Mr. Shiely had worked for Briggs & Stratton Corporate since 1986 in various capacities, including as Vice President and General Counsel, Executive Vice President – Administration and President. Mr. Shiely has served as a director of BMO Financial Corporation since 2011, BMO Harris Bank N.A. since 2012, Oshkosh Corporation since 2012 and Cleveland Rock & Roll, Inc. He also served as a director of Scotts Miracle-Gro Company from 2007 to 2013, and as a director of Marshall & Ilsley Corporation from 1999 until its sale in 2011. Mr. Shiely received a Bachelor of Business Administration in Accounting from the University of Notre Dame, a Juris Doctor from Marquette University Law School, a Master of Management from the J. L. Kellogg Graduate School of Management at Northwestern University, and in 2010 studied corporate governance as a visiting scholar in the graduate program at Harvard Law School. Quad believes that Mr. Shiely’s career as an executive of a publicly-traded company, his experience as a director of various publicly traded companies, and his education in accounting and law qualify him to serve as a director of Quad.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” SUCH NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED, OR OTHERWISE VALIDLY VOTED, BUT UNMARKED PROXIES, WILL BE VOTED “FOR” SUCH NOMINEES.

APPROVAL OF AN AMENDMENT TO THE
QUAD/GRAPHICS, INC. 2020 OMNIBUS INCENTIVE PLAN

Background

We are seeking approval from the Company's shareholders of an amendment to the 2020 Plan to increase the number of shares of class A common stock authorized for issuance under the 2020 Plan by 3,000,000 shares. The proposed amendment will allow the Company to continue to attract and retain outstanding individuals to serve as officers, directors, employees and consultants, and the Company believes that the proposed amendment to the 2020 Plan strikes an appropriate balance between rewarding performance and limiting shareholder dilution, while providing the Company with the flexibility to meet changing compensation needs. The 2020 Plan was originally approved and ratified by the Company's shareholders at the 2020 annual meeting.

The compensation committee recommended to the Board that 3,000,000 additional shares of class A common stock be authorized under the 2020 Plan. In determining the number of shares of class A common stock to recommend for addition to the 2020 Plan, the compensation committee and the Board considered the shares remaining available under the 2020 Plan (which, as of the Record Date, totaled 673,205 shares prior to the grant of the awards described below under “New Plan Benefits”), the projected share use under the 2020 Plan, the dilution represented by the Company’s existing and proposed equity awards, the overhang represented by such awards and the Company’s run rates. The dilution represented by projected share use under the 2020 Plan was estimated at approximately 10.9%. The projected overhang was estimated at 13.9%, and the projected run rate was estimated at approximately 4.1%. The compensation committee and the Board were satisfied that the Company’s projected dilution, overhang and run rates were at an acceptable level.

Because the precise amount and timing of specific equity awards in the future is not currently determinable, except as disclosed under “New Plan Benefits” below, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards. The compensation committee and the Board expect that the 3,000,000 additional shares will be sufficient for three additional years of awards based upon the historic rates of awards by the compensation committee under the 2020 Plan.

The current rationale and practices of the compensation committee with respect to equity awards and other incentives is set forth in the “Compensation Discussion and Analysis.” The following is a summary of the material provisions of the 2020 Plan as proposed to be amended. The summary is qualified in its entirety by reference to the full text of the 2020 Plan, as proposed to be amended, which is attached to this proxy statement as Appendix A.

Purpose

The two complementary goals of the 2020 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants to Quad and to increase shareholder value. Through the 2020 Plan, the Board seeks to provide a direct link between shareholder value and compensation awards by granting awards of shares of the Company's class A common stock, monetary payments based on the value of the Company's class A common stock and other incentive compensation awards that are based on the Company's financial performance and individual performance.

Administration and Eligibility

The 2020 Plan is administered by the compensation committee of the Board or a subcommittee thereof (the “Administrator”), which has the authority to construe and interpret the provisions of the 2020 Plan and any agreement covering an award; make, change and rescind rules and regulations relating to the 2020 Plan; and make changes to, or reconcile any inconsistency in, any award or agreement covering an award. The Administrator may designate any of the following as a participant under the 2020 Plan: any officer or other employee of the Company or its affiliates or individuals engaged to become an officer or employee, consultants who provide services to the Company or its affiliates and non-employee directors of the Company. The Company and its affiliates had a total of approximately 15,300 full-time equivalent employees and eight non-employee directors, as well as various consultants, as of December 31, 2022.

Types of Awards

Awards under the 2020 Plan may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance units, shares of class A common stock, restricted stock, restricted stock units, deferred stock units or other stock-based awards as determined by the Administrator. The Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of the Company or any affiliate). In addition, the Committee is authorized to provide or make awards in a manner that complies with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (sometimes referred to as the Code), so that the awards will avoid a plan failure as described in Section 409A(a)(1) of the Code. The Committee's authorization includes the authority to defer payments or wait for specified distribution events, as provided in Section 409A(a)(2) of the Code.

Shares Reserved under the 2020 Plan

The 2020 Plan currently provides that the following shares of class A common stock are reserved for issuance under the 2020 Plan: an aggregate of 3,000,000 shares plus the shares reserved under our 2010 Omnibus Incentive Plan (sometimes referred to as the “2010 Plan”) that were not the subject of outstanding awards under that plan as of the date the 2020 became effective (the “2010 Plan Carryforward”), plus any shares subject to outstanding awards under the 2010 Plan that would have been recredited to that plan’s share reserve if that plan were still in effect (the “2010 Plan Recycled Shares”). All of these shares may be issued upon the exercise of incentive stock options or any other type of award authorized by the 2020 Plan. Each of these share amounts is subject to adjustment in the event of specified adjustments in our capitalization. See “Adjustments.”

If the proposed amendment to the 2020 Plan is approved by shareholders, an additional 3,000,000 shares of class A common stock will be reserved for issuance under the 2020 Plan, making the total number of shares of class A common stock reserved for issuance under the 2020 Plan 6,000,000 plus the 2010 Plan Carryforward and the 2010 Plan Recycled Shares, subject to adjustment as described below. Prior to the grant of the awards described below under “New Plan Benefits,” as of the Record Date, there were 673,205 shares remaining available for future grants and 4,028,545 shares subject to outstanding restricted stock units or restricted stock awards.

The number of shares reserved under the 2020 Plan will be depleted on the date of grant of an award by the maximum number of shares, if any, with respect to which the award is granted. An award that provides for settlement solely in cash will not cause any depletion of the reserve at the time the award is granted. If the award is later amended, however, to permit or require settlement in shares, then the reserve will be depleted, at the time of the amendment, by the maximum number of shares that may be issued in settlement of the award.

In general, (a) if an award granted under the 2020 Plan lapses, expires, terminates or is canceled without the issuance of shares under, or the payment of other compensation with respect to shares covered by, the award, (b) if it is determined during or at the conclusion of the term of an award that all or some portion of the shares with respect to which the award was granted will not be issuable, or that other compensation with respect to shares covered by the award will not be payable, (c) if shares are forfeited under an award, or (d) if shares are issued under any award and the Company reacquires them pursuant to rights reserved by the Company upon the issuance of the shares, then such shares may again be used for new awards under the 2020 Plan (except that shares recredited to the reserve pursuant to clause (d) may not be issued pursuant to incentive stock options and no shares may be recredited to the reserve pursuant to clause (d) after the tenth anniversary of the 2020 Plan). However, no shares that are purchased by the Company using proceeds from option exercises, no shares tendered or withheld in payment of the exercise price of options and no shares tendered or withheld to satisfy federal, state or local tax withholding obligations may be recredited to the reserve of shares available for future awards under the 2020 Plan.

If any shares subject to awards granted under the 2010 Plan become available to be recredited to the 2010 Plan’s reserve if such plan were still in effect (but applying the share reserve replenishment provisions described above), then those shares are available for the purpose of granting awards under the 2020 Plan, thereby increasing the reserve.

Award Limits

The maximum number of shares of class A common stock subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year to the non-employee director in respect of the director’s service as a member of the Board during such fiscal year (including service as chair or a member or chair of any committees of the Board), shall not exceed such number of Shares as has a total value of $675,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Board may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual non-employee directors, as the Board may determine in its discretion, provided that the director receiving such additional compensation may not participate in the decision to award such compensation.

Options

The Administrator has the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options are granted to participants at such time as the Administrator determines. The Administrator also determines the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option and the grant date for the option, which may not be any date prior to the date that the Administrator approves the grant. The Administrator fixes the option price per share of class A common stock, which may never be less than the fair market value of a share of class A common stock on the date of grant (or, in the case of an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of stock then issued by the Company or a subsidiary (a “10% Shareholder”), not less than 110% of the fair market value of the shares subject to the stock option as determined on the date of grant). The Administrator determines the expiration date of each option except that the expiration date may not be later than ten years after the date of grant (or, in the case of an incentive stock option granted to a 10% Shareholder, no later than five years after the date of grant). Options are exercisable at such times and are subject to such restrictions and conditions as the Administrator deems necessary or advisable.

Stock Appreciation Rights

The Administrator has the authority to grant stock appreciation rights. A stock appreciation right granted under the 2020 Plan generally confers on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of class A common stock on the date of exercise over (b) the grant price of the stock appreciation right as specified by the Administrator, which may not be less than 100% of the fair market value of a share of class A common stock on the date of grant. The Administrator determines all terms and conditions of each stock appreciation right, including the grant price (subject to the foregoing sentence), term, methods of exercise, methods of settlement (including whether the holder of a stock appreciation right will be paid in cash, shares of class A common stock or other consideration), and any other conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. No stock appreciation rights have been granted under the 2020 Plan to date.

Performance and Stock Awards

The Administrator has the authority to grant awards of shares of class A common stock, restricted stock, restricted stock units, deferred stock units, performance shares or performance units. Restricted stock means shares of class A common stock that are subject to a risk of cancellation and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of corporate, subsidiary or business unit performance goals established by the Administrator and/or upon the completion of a period of service. Restricted stock unit or deferred stock units means the right to receive cash and/or shares of class A common stock, the value of which is equal to the fair market value of one share to the extent corporate, subsidiary or business unit performance goals established by the Administrator are achieved or upon completion of a period of service or other event. Performance shares means the right to receive shares of class A common stock to the extent corporate, subsidiary or business unit performance goals established by the Administrator are achieved. Performance units means the right to receive cash and/or shares of class A common stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of class A common stock, to the extent corporate, subsidiary or business unit performance goals established by the Administrator are achieved.

The Administrator determines all terms and conditions of the awards including (a) the number of shares of class A common stock and/or units to which such award relates, (b) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (c) the length of the vesting and/or performance period, if any, and, if different, the date that payment of the benefit will be made, (d) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of class A common stock, and (e) with respect to performance shares, performance units, restricted stock units and deferred stock units, whether the awards will settle in cash, in shares of class A common stock, or in a combination of the two.

For purposes of the 2020 Plan, performance goals mean any objective or subjective goals the Administrator establishes with respect to an award. A performance goal may, but is not required to, relate to one or more of the following with respect to the Company or any one or more of its subsidiaries, affiliates or other business units: net earnings; net earnings attributable to common shareholders; operating income; income from continuing operations; net sales; cost of sales; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share; system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; internal sales growth; and synergy savings. The Administrator may establish other performance goals not listed in the 2020 Plan.

Unless otherwise determined by the Administrator, the relevant measurement of performance as to each performance goal will be computed in accordance with generally accepted accounting principles, if applicable. The Administrator reserves the right to adjust performance goals, or modify the manner of measuring or evaluating a performance goal, for any reason the Administrator determines is appropriate, including but not limited to by excluding the effects of: (a) charges for reorganizing and restructuring; (b) discontinued operations; (c) asset write-downs; (d) gains or losses on the disposition of a business; (e) mergers, acquisitions or dispositions; and (f) extraordinary, unusual and/or nonrecurring items of gain or loss.

Other Stock-Based Awards

The Administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of class A common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of class A common stock or cash. Such awards may include shares of unrestricted class A common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of class A common stock from the Company. The Administrator determines all terms and conditions of such awards, including the time or times at which such award will be made and the number of shares of class A common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of a share of class A common stock on the date of the award.

Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all terms and conditions of an annual or long-term incentive award, including the performance goals, performance period, the potential amount payable, the type of payment and the timing of payment. The Administrator must require that payment of all or any portion of the amount subject to the incentive award is contingent on the achievement or partial achievement of one or more performance goals during the period the Administrator specifies. The Administrator may specify that performance goals subject to an award are deemed achieved upon a participant's death, disability or retirement, a change in control of the Company or such other circumstances as the Administrator may specify. The performance period for a long-term incentive award must relate to a period of more than one of the Company's fiscal years, except that, if the award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the award may relate to a shorter period. Payment of an incentive award will be in cash except to the extent the Administrator determines that payment will be in shares of class A common stock or restricted stock, either on a mandatory basis or at the election of the participant receiving the award, having a fair market value at the time of the payment equal to the amount payable according to the terms of the incentive award.

Dividend Rights

No options or stock appreciation rights under the 2020 Plan may entitle participants to receive dividend payments or dividend equivalent payments with respect to shares of class A common stock underlying the options or stock appreciation rights. The Administrator may, however, give participants the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities), or their equivalents, paid or made with respect to awards other than stock options and stock appreciation rights.

Amendment of Minimum Vesting and Performance Periods

Notwithstanding the requirements for minimum vesting and/or performance period for an award granted under the 2020 Plan, the 2020 Plan provides that the Administrator may impose, at the time an award is granted or any later date, a shorter vesting and/or performance period to take into account a participant's hire or promotion, or may accelerate the vesting or deem an award earned, in whole or in part, on a participant's death, disability or retirement or a change in control of the Company, all as defined by the Administrator.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant's death, (b) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce, or (c) transfer an award; provided that the participant may not receive consideration for such a transfer of an award.

Adjustments

If (a) the Company is involved in a merger or other transaction in which shares of class A common stock are changed or exchanged, (b) the Company subdivides or combines shares of class A common stock or declares a dividend payable in shares of class A common stock, other securities or other property, (c) the Company effects a cash dividend that exceeds 10% of the trading price of the shares of class A common stock or any other dividend or distribution in the form of cash or a repurchase of shares of class A common stock that the Board determines is special or extraordinary or that is in connection with a recapitalization or reorganization, or (d) any other event shall occur, which in the case of this clause (d), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the 2020 Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (1) the number and type of shares of class A common stock subject to the 2020 Plan and which may, after the event, be made the subject of awards; (2) the number and type of shares of class A common stock subject to outstanding awards; (3) the grant, purchase or exercise price with respect to any award; and (4) the performance goals of an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award.

The Administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of class A common stock otherwise reserved or available under the 2020 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Term of Plan

Unless earlier terminated by the Board or the Administrator, the 2020 Plan will remain in effect until the date all shares reserved for issuance have been issued. If the term of the 2020 Plan extends beyond ten years from the date of its latest approval by the shareholders of the Company, then no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of the 2020 Plan for that purpose. Termination of the 2020 Plan will not affect the rights of participants with respect to previously granted awards, and all unexpired awards will continue until they lapse or are terminated by their own terms and conditions.

Termination and Amendment

The Board or the Administrator may amend, alter, suspend, discontinue or terminate the 2020 Plan at any time, subject to the following limitations:

•the Board must approve any amendment to the 2020 Plan if the Company determines such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

•shareholders must approve any amendment to the 2020 Plan if the Company determines that such approval is required by Section 16 of the Securities Exchange Act of 1934, the Internal Revenue Code, the listing requirements of any principal securities exchange or market on which the shares of class A common stock are then traded or any other applicable law; and

•shareholders must approve any amendment to the 2020 Plan that materially increases the number of shares of class A common stock reserved under the 2020 Plan or the limitations stated in the 2020 Plan on the number of shares of class A common stock that participants may receive through an award or that amends the provisions relating to the prohibition on repricing of outstanding options or stock appreciation rights.

The Administrator may modify or amend any award, or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify or cancel any terms and conditions applicable to any award, in each case by mutual agreement of the Administrator and the award holder, so long as any such action does not increase the number of shares of class A common stock issuable under the 2020 Plan. The Administrator need not obtain the award holder's consent for any such action that is permitted by the adjustment provisions of the 2020 Plan or for any such action: (a) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the class A common stock is then traded; (b) to the extent the Administrator deems such action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (c) to the extent the Administrator determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the award holder.

The authority of the Board and the Administrator to terminate or modify the 2020 Plan or awards will extend beyond the termination date of the 2020 Plan.

Repricing Prohibited

Except as discussed under the subheading “Adjustments” above, neither the Administrator nor any other person may decrease the exercise price for any outstanding stock option or stock appreciation right after the date of grant, cancel an outstanding stock option or stock appreciation right in exchange for cash (other than cash equal to the excess of the fair market value of the shares subject to such stock option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares), or allow a participant to surrender an outstanding stock option or stock appreciation right to the Company as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

Awards Subject to Recoupment and Other Policies

All awards granted under the 2020 Plan, and any shares of class A common stock issued or cash paid pursuant to an award, are subject to (a) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (b) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable to the Company from time to time by law, regulation or listing standards.

Leaves of Absence

Unless prohibited by law, the Administrator may treat as an individual who is placed on a leave of absence pending termination as having incurred a termination at the beginning of such leave. In addition, the Administrator may suspend vesting under an award held by a participant during the participant’s leave of absence.

Nature of Payments

Any gain realized or income recognized pursuant to awards under the 2020 Plan constitutes a special incentive payment to the participant and will not be taken into account as compensation or otherwise included in the determination of benefits for purposes of any other employee benefit plan of the Company or an affiliate, except as the Administrator otherwise provides. The adoption of the 2020 Plan will have no effect on awards made or to be made under any other benefit plan covering an employee of the Company or an affiliate or any predecessor or successor of the Company or an affiliate.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the 2020 Plan under current tax law.

Stock Options

The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the class A common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant's subsequent disposition of the shares of class A common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the exercise date. In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the class A common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares of class A common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of class A common stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of class A common stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock

Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described in this proxy statement. A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will only be entitled to deduct the amount paid, if any, for the stock. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares

The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant's receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant's subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units

The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant's receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant's subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares' tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding

In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of class A common stock acquired under an award, the Company may deduct from any payments of any kind otherwise due the participant cash, or with the consent of the Administrator, shares of class A common stock otherwise deliverable or vesting under an award, to satisfy such tax obligations. Alternatively, the Company may require such participant to pay to the Company or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If shares of class A common stock are deliverable on exercise or payment of an award, then the Administrator may permit a participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such award by electing to (a) have the Company withhold shares otherwise issuable under the award, (b) tender back shares received in connection with such award, or (c) deliver other previously owned shares, in each case having a fair market value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

Additional Taxes Under Section 409A

If an award under the 2020 Plan is considered non-qualified deferred compensation and such award is neither exempt from nor compliant with the requirements of Internal Revenue Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment

Notwithstanding any provision of the 2020 Plan, the Company does not guarantee that (a) any award intended to be exempt from Internal Revenue Code Section 409A is so exempt, (b) any award intended to comply with Internal Revenue Code Section 409A or Section 422 does so comply, or (c) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction for compensation, including compensation arising from awards under the 2020 Plan, paid to covered employees to $1 million per person per year. The covered employees for any fiscal year generally include any employee (a) who served as the Company’s Chief Executive Officer or Chief Financial Officer at any point during the fiscal year, (b) whose compensation was such that the employee is among the three highest compensated officers for the fiscal year (other than the Chief Executive Officer or Chief Financial Officer), or (c) who was a covered employee for any preceding fiscal year beginning after December 31, 2016.

No Gross-Up for Excise Taxes

The 2020 Plan does not provide a gross-up to participants if excise taxes are imposed on any payments or benefits because of the golden parachute excise tax provisions of Internal Revenue Code Sections 280G and 4999. Instead, the 2020 Plan provides that, except as may be set forth in a written agreement by and between the Company and a participant, any affected participant’s payments or benefits will be either cut back, to a level below the level that would trigger the imposition of the excise taxes, or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the participant.

New Plan Benefits

The table below sets forth awards that the Administrator has approved under the 2020 Plan contingent on shareholder approval of the amendment to the 2020 Plan described above. If the amendment to the 2020 Plan is not approved by our shareholders at the Annual Meeting, then the awards set forth in the table below will be null and void. Jennifer J. Kent voluntarily left her role as Executive Vice President and Chief People & Legal Officer of the Company on February 10, 2023. As a result, Ms. Kent did not receive any awards.

Name and position	Restricted Shares
J. Joel Quadracci Chairman, President and Chief Executive Officer	375,610
Anthony C. Staniak Chief Financial Officer	67,074
David J. Honan Executive Vice President and Chief Operating Officer	156,505
Eric N. Ashworth Executive Vice President of Product and Market Strategy, and President of Quad Agency Solutions	53,659
All executive officers as a group (12 persons)	911,961

Except as set forth in the table above, the Company currently cannot determine the awards that may be granted under the 2020 Plan in the future to eligible participants. The Administrator will make future awards under the 2020 Plan in its discretion from time to time, and the benefits received will depend on the fair market value of the Company’s class A common stock at various future dates and the extent to which performance goals set by the Committee are met. On the Record Date, the closing price per share of class A common stock on the New York Stock Exchange was $4.25.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which equity securities of the Company are authorized for issuance as of December 31, 2022. The table does not include employee benefit plans intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code. All equity compensation plans are described more fully in Note 16, “Equity Incentive Programs,” to the consolidated financial statements in Part II, Item 8, “Financial Statements and Supplementary Data,” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Plan Category	Number of Securities to be Issued Upon the Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	4,480,432	$—	1,173,520
Equity compensation plans not approved by security holders	—	—	—
Total	4,480,432	$—	1,173,520
______________________________
(1)Consists of the Company’s 2010 Plan and 2020 Plan. Awards under the 2010 and 2020 Plans (no new awards can be made under the 2010 plan) may consist of incentive awards, stock options, stock appreciation rights, performance shares, performance share units, shares of class A common stock, restricted stock, restricted stock units, deferred stock units or other stock-based awards as determined by the Board.
(2)The weighted average exercise price of outstanding options, warrants and rights only includes stock options.

Vote Required

The affirmative vote of the holders of a majority of the voting power of the shares of the Company's class A common stock and class B common stock, voting together as a single voting group, represented and voted at the Annual Meeting, assuming a quorum is present, is required for approval of the amendment to the 2020 Plan. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE 2020 PLAN. SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE AMENDMENT TO THE 2020 PLAN.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The corporate governance guidelines also establish the Company’s policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively. In addition, the Company’s corporate governance guidelines provide that the Board have regularly scheduled meetings at which the non-management directors meet in executive session without the Company’s executive officers being present. The non-management directors may also meet without the Company’s executive officers present at such other times as they determine appropriate. The corporate governance guidelines also provide that the Company’s executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board. The corporate governance guidelines are available, free of charge, on the Company’s website, www.QUAD.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other Company report or document on file with or furnished to the Securities and Exchange Commission (“SEC”).

Independence; NYSE Controlled Company Exemptions; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company’s directors are independent as that term is defined in the listing standards of the New York Stock Exchange (“NYSE”). These standards are available, free of charge, on the Company’s website, www.QUAD.com. Based on these standards, the Board determined that Messrs. Angelson, Buth, Fuller, Rothman and Shiely and Ms. Eason are independent as that term is defined in the listing standards of the NYSE and the director independence standards adopted by the Board, while Dr. Flores and Messrs. Quadracci, Fowler and Harned are not deemed to be independent. In making this determination, with respect to Mr. Rothman, the Board considered his former relationship with Foley & Lardner LLP and the fees paid by the Company to such firm during 2020, 2021 and 2022.

Since the Quad/Graphics, Inc. Amended and Restated Voting Trust Agreement (“Quad Voting Trust”) (see “Stock Ownership of Management and Others—Quad Voting Trust” later in this proxy statement) owns more than 50% of the total voting power of the Company’s stock, the Company is considered a “controlled company” under the corporate governance listing standards of the NYSE. As a controlled company, the Company is eligible for the NYSE’s exemption of controlled companies from the obligation to comply with certain of the NYSE’s corporate governance requirements, including the requirements:

•that a majority of the Board consist of independent directors, as defined under the rules of the NYSE (although a majority of the members of the Company’s Board are independent under the listing standards of the NYSE and the director independence standards adopted by the Board);

•that the Company have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

The Company’s bylaws and corporate governance guidelines provide the Board with the discretion to determine whether to combine or separate the positions of chairman of the board and chief executive officer. The Board currently believes it is in the best interests of the Company and its shareholders to combine these two roles because this provides the Company with unified leadership and direction and Mr. Quadracci is the person best qualified to serve as chairman given his history with the Company and his skills and knowledge within the industry in which the Company operates.

Based on the fact that the Company is controlled by the Quadracci family through the Quad Voting Trust, the Board does not believe it is necessary to have an independent lead director.

Board’s Role in the Oversight of Risk

The full Board is responsible for the oversight of the Company’s operational and strategic risk management process. The Board oversees a company-wide approach to risk management, carried out by management. The full Board determines the appropriate risk for the Company generally, assesses the specific risks the Company faces and reviews the steps taken by management to manage those risks. With regard to cybersecurity risk, the Board (through the audit committee) conducts an annual review of the Company’s cybersecurity program, and the entire Board receives periodic updates on the Company’s cybersecurity risk management progress through the Company’s general enterprise risk management program described in the foregoing sentence.

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Board relies on its audit committee to address significant financial risk exposures (including cybersecurity risk) facing the Company and the steps management has taken to monitor, control and report such exposures, with appropriate reporting of these risks to be made to the full Board. The Board relies on its compensation committee to address significant risk exposures facing the Company with respect to compensation and with appropriate reporting of these risks to be made to the full Board. The Board’s role in the Company’s risk oversight has not affected the Board’s leadership structure.

Board Meetings

The Board held five meetings in 2022. During the period of the directors’ service in 2022, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and those committees of the Board on which such director served.

At each regularly-scheduled Board meeting, the directors also met in executive session without the Company’s executive officers present, and the independent directors met separately in executive session. No presiding director was chosen for these sessions in 2022. An independent director presides over each executive session of the independent directors. The independent director who presides may differ from meeting to meeting, which is dependent on the subject matter of the agenda of the executive session.

Directors are expected to attend the Company’s Annual Meeting of Shareholders each year. At the 2022 Annual Meeting, all of the directors then serving were in attendance (in-person, via webcast or by telephone).

Communications with the Board

Shareholders and other interested parties may communicate with the Board by writing to Quad/Graphics, Inc., Board of Directors (or, at the writer’s option, to a specific director or to the non-management directors as a group), c/o Dana B. Gruen, General Counsel and Corporate Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995. Ms. Gruen will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Board Committees

The Board currently has standing audit, compensation and finance committees. Each committee is appointed by and reports to the Board. The Board has adopted, and may amend from time to time, a written charter for each of the audit, finance and compensation committees, which, among other things, sets forth the committee’s responsibilities. The Company makes available on its website, www.QUAD.com, copies of each of these charters free of charge. As a controlled company under the corporate governance listing standards of the NYSE, the Board is not required to, and does not have, a nominating committee.

Audit Committee

The audit committee of the Board currently consists of Messrs. Buth (chairperson), Fuller and Shiely, each of whom is independent as defined by the rules of the SEC and the listing standards of the NYSE, as well as the director independence standards adopted by the Board. In addition, the Board has determined that each current member of the audit committee qualifies as an “audit committee financial expert” as defined by the rules of the SEC and meets the expertise requirements for audit committee members under the listing standards of the NYSE. Each member of the audit committee has served in senior positions with their respective organizations or have served as directors of public and private companies, which has afforded the member the opportunity to gain familiarity with financial matters relevant to Quad.

The principal functions performed by the audit committee include assisting and discharging certain responsibilities of the Board in overseeing the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, the internal auditors and audit functions and the independence of the independent external auditors and audit functions. In addition, the audit committee’s duties also include direct responsibility for the appointment, compensation, retention and oversight of the independent external auditors; review and discussion with the independent external auditors of the scope of their audit; review and discussion of the financial statements, management’s discussion and analysis of financial condition and results of operations included in the Company’s periodic filings; review of any reports to shareholders containing financial information, quarterly earnings press releases and other financial information and earnings guidance; discussion with the Company’s internal auditors about the audit plan, and results of internal audits; review of such accounting principles, policies and practices, reporting policies and practices as it may deem necessary or proper; review and discussion of compliance matters and compliance program, including policies and procedures for reporting compliance matters; review and discussion of cybersecurity matters and cybersecurity program; and establishment of policies concerning the provision of non-audit services by the independent external auditors. The audit committee held six meetings in 2022. The audit committee members were offered an opportunity at each audit committee meeting to meet with only the Company’s independent external auditors present and did so regularly.

Compensation Committee

The compensation committee of the Board currently consists of Messrs. Shiely (chairperson), Buth and Fowler and Ms. Eason. Messrs. Shiely and Buth and Ms. Eason are independent as defined by the listing standards of the NYSE and the director independence standards adopted by the Board. The compensation committee held five meetings in 2022.

The principal functions of the compensation committee are to review and approve the annual salary, bonuses, equity-based incentives and other benefits, direct and indirect, of the Company’s corporate officers; review and report on the compensation and human resources policies, programs and plans of the Company; administer the Company’s stock option and other compensation plans; review and recommend to the Board chief executive officer compensation; and review and recommend to the Board director compensation to align directors’ interests with the long-term interest of the Company’s shareholders. In addition, the compensation committee’s duties also include determining and approving the Company’s compensation philosophy; determining stock ownership guidelines for the Company’s executive officers and directors and monitoring compliance with any such guidelines; on an annual basis, preparing a report regarding executive officer compensation for inclusion in the Company’s annual proxy statement; and reviewing and evaluating the Company’s policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

The compensation committee also has authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the committee. The compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and Ms. Eason and delegated to it certain responsibilities of the Board and the compensation committee with respect to compensation intended to satisfy certain regulatory requirements, including equity-based awards to and transactions with officers of the Company intended to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, and to perform other duties delegated from time to time by the Board or the compensation committee. Each of Messrs. Shiely and Buth and Ms. Eason meets the requirements to be considered a “non-employee director” within the meaning of Section 16.

The executive officers’ role in determining the amount or form of executive officer compensation is limited to assisting the compensation committee with its reviews of the Company’s compensation and benefit arrangements and making recommendations to the compensation committee regarding the compensation of the executive officers (other than their own). Certain of our executive officers may attend meetings (other than executive sessions) of the compensation committee at which the committee considers the compensation of other executive officers.

The compensation committee engaged FW Cook & Co., Inc. (“FW Cook”) in 2022 to serve as the compensation committee’s independent compensation consultant and provide recommendations and advice on the Company’s executive and director compensation programs. Pursuant to its engagement in 2022, FW Cook advised the compensation committee on general trends in public company compensation arrangements and provided benchmarking data with respect to 2022 executive officer compensation. FW Cook did not provide any services to the Company other than pursuant to such engagement by the committee during 2022. For more information regarding the role of the compensation consultant, please see the disclosure later in this proxy statement under the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Finance Committee

The finance committee of the Board presently consists of Mr. Harned (chairperson), Mr. Buth and Dr. Flores. The principal functions performed by the finance committee are to provide assistance to, and discharge certain responsibilities of, the Board relating to the capital structure, means of financing, selection of lenders, cash flow modeling, interest rate sensitivity and similar matters so as to achieve the Company’s long-term plans. The finance committee held two meetings in 2022.

Compensation Committee Interlocks and Insider Participation

Elizabeth Prahl, Mr. Fowler’s daughter, is employed by the Company as a product development & innovation director. Her total compensation for 2022 was $229,634, consisting of base salary, bonus and a 401(k) matching contribution.

Nominations of Directors

Pursuant to the direction of the Quad Voting Trust, the Board will select nominees to become directors to fill vacancies or newly created directorships and nominate directors for election by the Company’s shareholders at annual meetings of the shareholders. The Quad Voting Trust will consider candidates recommended by the Company’s shareholders to become nominees for election as directors. Shareholders who wish to propose nominees for election as directors must follow certain procedures contained in the Company’s bylaws. In the case of nominees for election at an annual meeting, shareholders must send notice to the Secretary of the Company at the Company’s principal offices on or before December 31 of the year immediately preceding such annual meeting (provided that if the date of the annual meeting is on or after May 1 in any year, notice must be received not later than the close of business on the day which is determined by adding to December 31 of the immediately preceding year the number of days on or after May 1 that the annual meeting takes place). The notice must contain certain information specified in the Company’s bylaws, including certain information about the shareholder or shareholders bringing the nomination (including, among other things, the number and class of shares held by such shareholder(s)) as well as certain information about the nominee (including, among other things, a description of all arrangements or understandings between such shareholder and each nominee and any other person pursuant to which the nomination is to be made, and other information that would be required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended).

In identifying and evaluating nominees for director, the Company seeks to ensure that the Board possesses, as a whole, certain core competencies. Each director candidate will be reviewed based upon the Board’s current capabilities, any needs therein and the capabilities of the candidate. The selection process takes into account all appropriate factors, which may include, among other things, diversity, experience, personal integrity, skill set, the ability to act on behalf of shareholders and the candidate’s personal and professional ethics, integrity, values and business judgment.

Policies and Procedures Governing Related Person Transactions

The Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

•A “related person” means any of the Company’s directors, executive officers, nominees for director, any holder of 5% or more of any class of the Company’s common stock or any of their immediate family members; and

•A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

Each executive officer, director or nominee for director is required to disclose to the full Board certain information relating to related person transactions for review, approval or, if necessary, ratification by the independent directors. Disclosure to the Board should occur before the related person transaction is effected or, if prior disclosure is not reasonably possible, as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer, director or nominee for director becomes aware of the related person transaction. The decision whether or not to approve or, if necessary, ratify a related person transaction is to be made in light of the determination by the independent directors as to whether the relationship is believed by the independent directors to serve the best interests of the Company and its shareholders and whether the relationship should be continued or eliminated. The Board may delegate some or all of its authority relating to related person transactions to the audit committee.

Certain Relationships and Related Person Transactions

In addition to the related person transactions described under “Board Committees—Compensation Committee Interlocks and Insider Participation” above, the following is a description of transactions since January 1, 2022 to which the Company has been a party, in which the amount involved in the transaction exceeded or will exceed $120,000, and in which any of the Company’s directors, nominees for director, executive officers or beneficial holders of more than 5% of the common stock had or will have a direct or indirect material interest.

Jay O. Rothman, a director of the Company, was a partner in the law firm Foley & Lardner LLP until May 2022. The Company retains Foley & Lardner LLP to perform legal services from time to time and paid Foley & Lardner LLP $571,544 in legal fees during 2022.

Kathryn Quadracci Flores, a director of the Company, is President of QuadMed, LLC, a subsidiary of the Company. In her role as President of QuadMed, Dr. Flores received compensation for 2022 of $638,708, consisting of base salary, bonus and restricted stock awards.

Environmental, Social and Governance

As a global marketing experience company, Quad leverages its three key competitive advantages – integrated marketing platform excellence, ongoing innovation, and culture and social purpose – to create a better way for its clients, employees, shareholders, communities and the environment. Quad believes its ability to create value is not limited to generating economic value, but also social and environmental value, and that the Company can do good in the world while doing well as a business. Quad’s longstanding focus on “creating a better way” is a reflection of its “maker” culture where employees not only envision solutions, but actually create and execute them. This approach has been a hallmark of Quad’s culture for more than 50 years and has inspired creativity in how it addresses environmental, social and governance matters and contributed to good corporate citizenship.

Additional information is available in our Annual Report on Form 10-K and on our website at https://www.quad.com/about/esg.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the audit committee assists the Board in fulfilling its oversight responsibilities with respect to the reliability of financial reporting, the effectiveness of internal control over financial reporting, the process for monitoring compliance with corporate codes of conduct, control of the internal auditors and audit functions and control over the independence and qualifications of the independent external auditors and audit functions.

In fulfilling its responsibilities, the audit committee:

•Reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and Ernst & Young LLP, the independent registered public accounting firm for Quad;

•Reviewed and discussed with management and Ernst & Young LLP the assessment and audit of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act;

•Discussed with Ernst & Young LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communications With Audit Committees, and Rule 2-07 of Regulation S-X; and

•Received from Ernst & Young LLP the written disclosures and letter required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with Ernst & Young LLP its independence.

The audit committee also approved the Company’s internal auditors’ overall scope and plan for its audits. The audit committee met periodically with the internal auditors to discuss the results of their examinations and their evaluation of the Company’s internal controls. The audit committee also periodically met and discussed with management and Ernst & Young LLP, with and without management present, such other matters as it deemed appropriate.

Based on the foregoing review and discussions, and relying thereon, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 to be filed with the SEC.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Douglas P. Buth, Chairperson
Stephen M. Fuller
John S. Shiely

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s class A common stock and class B common stock as of the Record Date by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to us to be the beneficial owner of more than 5% of any class of the common stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned. The footnotes also indicate instances in which the same shares are reported as held by two or more holders. As of the Record Date, there were 38,531,707 shares of class A common stock and 13,556,858 shares of class B common stock outstanding.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock(1)
Name of Beneficial Owners	Shares	%	Shares	%
Directors and Executive Officers
J. Joel Quadracci(2)	1,969,644	5.11%	358,789	2.65%
Anthony C. Staniak	168,890	*	—	—%
David J. Honan(3)	555,988	1.44%	8,608	*
Eric N. Ashworth	240,718	*	—	—%
Jennifer J. Kent(4)	112,357	*	—	—%
Mark A. Angelson(5)	123,246	*	—	—%
Douglas P. Buth(6)	158,406	*	—	—%
Beth-Ann Eason(7)	8,460	*	—	—%
Kathryn Quadracci Flores, M.D.(8)	123,792	*	23,523	*
John C. Fowler(9)	147,674	*	21,416	*
Stephen M. Fuller(10)	104,957	*	—	—%
Christopher B. Harned(11)	457,290	1.19%	234,012	1.73%
Jay O. Rothman(12)	98,306	*	—	—%
John S. Shiely(13)	218,879	*	—	—%
All current directors, nominees and executive officers as a group (21 persons)(14)	5,279,437	13.47%	646,348	4.77%

Other Holders
Quad Voting Trust(15)	10,046	*	12,574,255	92.75%
Quad ESOP(16)	3,160,984	8.20%	—	—%
BlackRock, Inc.(17)	2,042,192	5.30%	—	—%
Dimensional Fund Advisors LP(18)	2,028,020	5.26%	—	—%
William H. Miller III Living Trust (19)	2,311,000	6.00%	—	—%
______________________________
*    Denotes less than 1%
(1)Each share of class B common stock is convertible at any time into one share of class A common stock.
(2)Includes 129,425 shares of class B common stock held by trusts of which Mr. Quadracci is the trustee or co-trustee and/or a potential beneficiary. Does not include shares that are held by various trusts, including the Quad Voting Trust, (a) for the benefit or potential benefit of Mr. Quadracci, over which Mr. Quadracci has no investment or voting control and no right to obtain such control within 60 days of the Record Date and (b) of which Mr. Quadracci is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Quadracci does not have voting or investment control over such shares.
(3)Includes 12,201 shares of class A common stock and 8,608 shares of class B common stock held by trusts of which Mr. Honan is trustee.
(4)Ms. Kent voluntarily left employment with the Company on February 10, 2023.
(5)Includes 110,349 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.

(6)Includes 41,555 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(7)Includes 8,460 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(8)Includes 12,201 shares of class A common stock and 23,523 shares of class B common stock held by trusts of which Dr. Flores is trustee. Also includes 41,047 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date. Does not include shares that are held by various trusts, including the Quad Voting Trust, (a) for the benefit or potential benefit of Dr. Flores, over which Dr. Flores has no investment or voting control and no right to obtain such control within 60 days of the Record Date and (b) of which Dr. Flores is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Dr. Flores does not have voting or investment control over such shares.
(9)Includes 94,606 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date. Includes 21,416 shares of class B common stock held by trusts of which Mr. Fowler is a trustee, but not a beneficiary. Does not include shares that are held by trusts of which Mr. Fowler is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Fowler does not have voting or investment control over such shares.
(10)Includes 94,606 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(11)Includes 23,454 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date; and 265,271 shares of class A common stock and 234,012 shares of class B common stock held by Elizabeth Quadracci Harned. Includes 198,353 shares of class A common stock currently pledged as security. Does not include shares that are held by trusts of which Mr. Harned is one of three or more trustees since, as one of multiple trustees who must act by majority vote, Mr. Harned does not have voting or investment control over such shares.
(12)Includes 94,606 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(13)Includes 158,379 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(14)Includes 667,062 shares of class A common stock attributable to deferred stock units that could be received within 60 days of the Record Date.
(15)Some of the shares of class A common stock and class B common stock owned by the Quadracci family members have been deposited into the Quad Voting Trust, pursuant to which the three trustees thereof (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D. and Elizabeth Quadracci Harned), acting by majority action, have shared voting power and shared investment power over all such shares. The terms of the Quad Voting Trust are more particularly described below under “— Quad Voting Trust.” The address of the Quad Voting Trust is N61 W23044 Harry’s Way, Sussex, Wisconsin 53089.
(16)The custodian of the Quad/Graphics, Inc. Employee Stock Ownership Plan (the “ESOP”) is Matrix Trust Company and its address is 2800 North Central Avenue, Suite 900, Phoenix, Arizona 85004.
(17)The number of shares owned set forth in the table is as of or about December 31, 2022 as reported by BlackRock, Inc. (“BlackRock”), in its Schedule 13G filed with the SEC. The address for this shareholder is 55 East 52nd Street, New York, New York 10055. BlackRock reports sole voting power with respect to 2,003,877 of these shares and sole dispositive power with respect to all of the shares.
(18)The number of shares owned set forth in the table is as of or about December 31, 2022 as reported by Dimensional Fund Adivsors LP (“Dimensional Fund”), in its Schedule 13G filed with the SEC. The address for this shareholder is 6300 Bee Cave Road, Building One, Austin, Texas 78746. Dimensional Fund reports sole voting power with respect to 1,977,590 of these shares and sole dispositive power with respect to all of the shares.
(19)The number of shares owned set forth in the table is as of or about December 31, 2022 as reported by the William H. Miller III Living Trust (the “Trust”), in its Schedule 13G/A filed with the SEC. The address for this shareholder is One South Street, Suite 2550, Baltimore, Maryland 21202. The Trust reports sole voting and dispositive power with respect to 961,000 of these shares and shared voting and dispositive power with respect to 1,350,000 of the shares (which are owned by clients of Miller Value Partners, LLC, a registered investment advisor).

Quad Voting Trust

To help ensure the continuity and stability of the management of Quad, various members of the Quadracci family, including certain affiliated entities, entered into a voting trust agreement in September 1982, which has been subsequently amended. Pursuant to the Quad Voting Trust, certain shares of Quad common stock held by such individuals and entities are held by the Quad Voting Trust.

Under the Quad Voting Trust, the three trustees (currently J. Joel Quadracci, Kathryn Quadracci Flores, M.D., and Elizabeth Quadracci Harned) are vested with the full legal title to all common stock and any other securities of the Company that are held by the Quad Voting Trust, with all rights and power of the owner and holder of the stock of whatever nature necessary to enable the trustees to exercise the powers vested in them under the agreement. The rights held by the trustees under the Quad Voting Trust include the shared right to vote the shares (subject to certain exceptions noted below), the right to become parties to or prosecute or intervene in any legal or administrative proceedings affecting the stock, the Company or the powers, duties and obligations of the trustee, the right to transfer the stock into their names as trustee or into the name of other nominees, the right to enter into shareholder agreements and the right to exercise all rights and preferences of the stock. Except as otherwise provided in the voting trust agreement, the trustees act by majority vote (or unanimous vote if there are only two trustees).

The Quad Voting Trust provides that the trustees shall exercise their judgment to select suitable directors of the Company and to vote on such other matters that may come before them at shareholder meetings. Without approval of the beneficiaries holding trust certificates representing two-thirds of the stock held under the Quad Voting Trust, however, the trustees do not have the power to vote the stock in favor of the merger or consolidation of the Company, the sale or exchange of all, or substantially all, of the voting securities of the Company, the sale, lease or exchange of all, or substantially all, of the property and assets of the Company, the total or partial liquidation of the Company, the dissolution of the Company, any act that is likely to lead to a public offering, any issuance of Company securities if it would result in the stock held by the trustees not having the power to elect a majority of the Company’s board of directors or any amendment to the Company’s amended and restated articles of incorporation that would diminish the rights reserved to the trust beneficiaries.

The shares held by the Quad Voting Trust may be withdrawn by a beneficiary prior to the expiration or termination of the Quad Voting Trust only if there is an amendment to the voting trust agreement that is determined to materially adversely affect that particular beneficiary or a group of beneficiaries and if the trustees allow such withdrawal. Notwithstanding the foregoing, certain de minimis withdrawals from the Quad Voting Trust are permitted and the trustees may, by unanimous vote, permit stock to be withdrawn, but, subject to certain exceptions, the withdrawn stock will be converted into, or exchanged for, class A common stock.

The Quad Voting Trust is perpetual. Notwithstanding the foregoing, the voting trust agreement may be terminated by the unanimous vote of the trustees and a two-thirds vote of beneficiaries. The voting trust agreement automatically terminates when none of the stock held by the trustees under the agreement possess voting rights, upon the sale, dissolution or liquidation of the Company, upon the sale of substantially all of its assets, or upon a merger, reorganization, combination or exchange of stock involving the Company that results in the securities under the voting trust agreement constituting less than ten percent of the votes entitled to be cast in an election of directors of the surviving or successor entity.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis relates to the material elements of compensation awarded to, earned by, or paid to the individuals listed in the Summary Compensation Table (“NEOs”) for 2022. This Compensation Discussion and Analysis also discusses events that took place prior or subsequent to 2022 to the extent they are material to understanding 2022 compensation.

We are currently a “smaller reporting company” as defined under SEC rules and, as a result, we are not required to include in this proxy statement a Compensation Discussion and Analysis section and certain other disclosures relating to executive compensation. However, we are voluntarily providing certain information that would be required if we were not a smaller reporting company for purposes of maintaining transparency concerning executive compensation and consistency with our disclosure in prior years when we were not a smaller reporting company.

2022 Executive Compensation Highlights

In 2022, our compensation committee continued its focus on structuring our compensation arrangements in keeping with our compensation philosophy, which is described below under “Overview of our Executive Compensation Philosophy and Design.” Actions taken or approved by our compensation committee or our Board relative to the compensation programs for our executive officers for 2022 included the following:
•The compensation committee approved an annual cash incentive program for 2022 that used two primary financial measures (net earnings excluding interest expense, income tax expense, depreciation and amortization, restructuring, impairment and transaction-related charges and net pension income (“Adjusted EBITDA”) and free cash flow). The compensation committee also developed performance and payout scales to quantitatively measure performance and define payouts at each level of performance.
•The compensation committee approved a performance-based component to our NEO’s long-term incentive compensation program for 2022, granting long-term incentive awards in the form of 67% performance-based cash and 33% restricted stock or restricted stock units. The compensation committee decided to use this structure because it believes the structure provides performance incentives that are effective in motivating our executives to execute on our long-term strategic plan and to drive exceptional shareholder value creation over the three-year period to which the awards relate.
•The compensation committee approved adjustments to the compensation of certain of our NEOs for 2022 in connection with a benchmarking process and changes to their roles, as described further below.
•The Board reviewed the performance of our Chairman, President and Chief Executive Officer and determined his total compensation.

Compensation Practices and Governance Highlights

We periodically review best practices in the area of executive compensation and update our compensation policies and practices to reflect those that we believe are appropriate for our Company, including the following:

•Pay for performance—A substantial fraction of NEO total compensation is tied to the operating performance of our Company and the achievement of our business objectives. Our performance measures under our incentive compensation program are also aligned with our business objectives.

•Alignment with shareholder interests—Our core executive compensation principles are designed to promote alignment of our named executive officers’ interests with the interests of shareholders.
•Salary increases, bonuses and equity awards must be earned—We do not guarantee salary increases, bonuses or equity awards for our executive officers.

•No option repricing—Our equity compensation plan does not permit repricing of stock options.

•Compensation risk management—We periodically review our pay practices to ensure that they do not encourage excessive risk taking and to confirm that our governance practices are designed to prevent excessive compensation that would not be consistent with our philosophy and business objectives.

•Prohibition on hedging and limitation on pledging—We prohibit our executive officers and directors from hedging our securities and from pledging our securities without prior approval.

•Stock ownership—We maintain stock ownership guidelines for our directors and executive officers, including our NEOs.

•Independent compensation consultant—The compensation committee retains an independent compensation consultant to provide advice and recommendations concerning the compensation of the NEOs.

Say on Pay Vote

Our shareholders are provided with an opportunity to cast a non-binding, advisory vote every three years on our executive compensation program. Our most recent advisory say on pay vote was held at our May 2020 annual shareholders’ meeting, at which more than 97% of votes cast were in favor of our say on pay proposal. Our compensation committee considered these voting results in the context of our overall compensation philosophy, as well as our compensation policies, decisions and performance. The compensation committee believes that the strong vote of shareholder approval generally endorsed our compensation decisions and, after reflecting on this vote, the compensation committee elected not to undertake any material changes to our executive compensation programs. At our 2017 annual shareholders’ meeting, our shareholders expressed a preference that future advisory shareholder votes on the compensation of our NEOs be held on a triennial basis. Accordingly, we are holding another say on pay vote at the Annual Meeting. We are also holding an advisory vote at the Annual Meeting on the frequency of future say on pay votes.

Overview of our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated senior management team is essential to our future success as a Company and to building shareholder value. There are three principal objectives that our executive compensation programs are designed to achieve:

•To continue to attract, retain and motivate top talent in the face of secular industry challenges and as the Company’s business becomes increasingly complex as a global marketing experience company.

•To encourage executives to “think like an owner.” Through our compensation programs, we seek to align the interests, perspectives and decision-making of our executive officers with the interests of our shareholders, which have been primarily long-term value creation balanced against risk.

•To drive long-term share value by providing “at risk” compensation that is contingent on the achievement of corporate objectives that encourage individual behaviors that will contribute to our overall corporate performance.

In light of these ideas, in establishing our compensation policies and practices for our NEOs, our compensation committee seeks to reward our NEOs for achieving performance goals and creating long-term value for our shareholders, for loyalty to our Company and for individual actions that the compensation committee believes are productive in the context of our corporate objectives.

Setting Executive Compensation

Our Board, the compensation committee and our Chairman, President and Chief Executive Officer each play a role in setting the compensation of our NEOs. Our Board appoints the members of the compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation programs. The compensation committee during 2022 was comprised of John S. Shiely (chairperson), Douglas P. Buth and John C. Fowler. Beth-Ann Eason joined our Board and the compensation committee in early 2023.

The compensation committee has primary responsibility for the following:

•Determining and approving our compensation philosophy;

•Reviewing, monitoring, administering and establishing (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our Board) the annual salary, bonuses and other compensation and benefits of our executive officers;

•Establishing incentive compensation plans for our executive officers;

•Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our Board) corporate and other objectives relevant to the compensation of our executive officers;

•Reviewing and approving (or, in the case of our Chairman, President and Chief Executive Officer, recommending to our Board) the terms of employment and other material agreements between us and our executive officers;

•Approving or making recommendations to our Board on compensation and human resources policies, programs and plans, including management development and succession plans and our incentive plans;

•Determining stock ownership guidelines for our executive officers and directors and monitoring compliance with such guidelines; and

•Reviewing and making recommendations to our Board concerning director compensation.

Our compensation committee also has responsibility for, on an annual basis, preparing a report regarding executive officer compensation for inclusion in our annual proxy statement and reviewing and evaluating our policies and practices in compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

In connection with its review and determinations concerning executive officer compensation and benefits and its preparation of the report regarding executive officer compensation for inclusion in our annual proxy statement, our compensation committee takes into consideration say on pay votes. The compensation committee is also responsible for determining and recommending to our Board a desired frequency for future say on pay votes to be proposed to our shareholders at least once every six years, taking into consideration prior shareholder votes.

The compensation committee has the authority to establish subcommittees and delegate authority to such subcommittees to accomplish the duties and responsibilities of the compensation committee. Under this authority, the compensation committee has established a subcommittee consisting of Messrs. Shiely and Buth and (beginning in 2023) Ms. Eason to discharge the responsibilities of the compensation committee with respect to compensation intended to satisfy certain regulatory requirements. References to the compensation committee in the context of equity awards to the NEOs in this Compensation Discussion and Analysis include the subcommittee.

The compensation committee, with the assistance of our Chairman, President and Chief Executive Officer, annually reviews and determines compensation levels for the NEOs. Our Chairman, President and Chief Executive Officer makes recommendations to the compensation committee regarding the compensation of the NEOs (other than his own). The compensation committee considers the compensation opportunities for our Chairman, President and Chief Executive Officer, which are then recommended to the full Board for approval.

The compensation committee also received recommendations and advice from FW Cook in 2022 concerning the compensation of the NEOs. The compensation committee assessed FW Cook’s independence pursuant to SEC rules and NYSE listing standards. FW Cook did not provide any services to our Company other than compensation consulting for the compensation committee during 2022. The committee determined that FW Cook’s work for the compensation committee does not raise any conflict of interests.

Elements of Compensation

Compensation elements for our NEOs consist of the following:

•Base Salary. Base salary is an essential and expected form of compensation to be competitive in the marketplace. Its purpose is to compensate for services rendered and to provide a steady source of income for living expenses throughout the year.

•Annual Cash Incentive Compensation. Our executive officers are eligible for annual cash incentive awards under the Company’s annual incentive compensation program. Please note that, while annual cash incentive awards may be referred to as “bonuses” in this discussion, any award amounts earned are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation” pursuant to the SEC’s regulations.

The purpose of our annual cash incentive program is to motivate and reward for the achievement of key financial and strategic performance objectives. Within the overall context of our pay philosophy and culture, the program:

•Provides competitive levels of total cash compensation;

•Aligns pay with organizational and individual performance; and

•Focuses executive attention on key business metrics.

•Long-Term Incentive Compensation. The compensation committee believes that long-term incentives are a key method to motivate and retain the top talent of Quad and align the interests of our NEOs with shareholders.  Due to this philosophy, the compensation committee discussed our approach thoroughly to ensure that we were achieving our goals. For these reasons, in 2022, as in previous years, we provided a significant component of our NEO’s compensation through means of long-term incentive awards.

To provide focus on long-term company performance, the compensation committee decided to continue for 2022 the structure of our long-term incentive compensation program that we used in 2021 by granting awards in the form of both performance-based cash and restricted stock or restricted stock units. The compensation committee decided to continue this structure because it believes the structure provides performance incentives that are effective in motivating our executives to execute on our long-term strategic plan and to drive exceptional shareholder value creation over the three-year period to which the awards relate. However, the compensation committee decided to assign a greater weight (33%) to the restricted stock or restricted stock units and a lesser weight (67%) to the performance-based cash than in 2021 to place a greater emphasis on equity-based compensation.

•Retirement and Other Benefits. To provide a competitive compensation package to our employees, including our NEOs, we sponsor retirement and welfare benefit plans, some of which are broadly available to all of our full-time employees in the United States and some of which include enhanced benefits for executives. In addition, we provide certain limited perquisites to our NEOs. These benefits, as they relate to our NEOs, are discussed and analyzed more extensively below under “Retirement and Other Benefits.”

Determining the Amount of Each Element of Compensation

Role of Benchmarking

As part of its decision making process, the compensation committee will from time to time engage its independent compensation consultant to conduct a benchmarking study of executive compensation levels and practices. This market information is used to help inform and shape decisions, but is neither the only nor the determinative factor in making compensation decisions. Rather, it is part of a multitude of factors that influence executive compensation decisions.

At the time the compensation committee made decisions concerning the compensation of our NEOs for 2022, its most recent benchmarking study addressing all compensation elements was a study completed by FW Cook in 2021. For purposes of its benchmarking analysis, FW Cook identified companies in the print and commercial services industries, with a preference for companies focused on marketing platforms and a trailing four quarter revenue between $1 billion and $8 billion. The comparator group consisted of the following 20 companies (the “comparable companies”):

• ACCO Brands Corporation	• Graphic Packaging Holding Company	• Pitney Bowes Inc.
• Brady Corporation	• John Wiley & Sons, Inc.	• R. R. Donnelley & Sons Company
• Cimpress N.V.	• Matthews International Corporation	• Sealed Air Corporation
• Clear Channel Outdoor	• Maximus Inc.	• Sonoco Products Company
• Conduet Inc.	• MDC Partners Inc.	• The NY Times Company
• Deluxe Corporation	• Meredith Corporation	• Thryv Holdings Inc.
• Gannett Co., Inc.	• Nielsen Holdings Inc.
The compensation committee used the comparable companies during 2021 for purposes of setting target compensation for 2022 for our NEOs.

2022 Process

In setting the amount of each element of compensation for our NEOs in 2022, the compensation committee followed the process described below.

Base Salary and Annual Incentive Compensation

The compensation committee reviews the base salaries and annual incentive compensation levels of each of our NEOs at least annually. In late 2021, the compensation committee reviewed and approved management’s recommendations for base salary and annual incentive compensation for 2022, consisting of base salary increases for Messrs. Quadracci, Staniak, Honan, and Ashworth and Ms. Kent of 3%, 46%, 16%, 2% and 15%, respectively, to align their cash compensation levels more closely to market levels for their current positions and to reflect Mr. Staniak’s promotion from Vice President, Finance to Chief Financial Officer and Mr. Honan’s promotion from Chief Financial Officer to Chief Operating Officer. In approving these base salaries, the compensation committee considered the median of comparable companies described above, but did not base its decision solely on that information. It also considered historical compensation levels for the NEOs’ positions.

With respect to 2022 annual cash incentive compensation, the compensation committee (and the full Board, in the case of Mr. Quadracci) decided to keep the threshold, target, and maximum annual incentive compensation opportunities for each of the NEOs the same, expressed as a percentage of base salary, as in 2021, except for Mr. Staniak whose target opportunity as a percentage of base salary increased from 50% to 70% to move his cash compensation level closer to the market level for his position as a result of his promotion to Chief Financial Officer in January 2022.

For the annual cash incentive compensation of our NEOs, in early 2022, the compensation committee established performance measures including the following Adjusted EBITDA threshold, target and maximum is as follows:

Threshold	Target	Maximum
$220-230 million	$245-260 million	$275 million or more

The compensation committee also approved an additional performance measure consisting of free cash flow of at least $55 million for 2022 that would need to be achieved for any annual cash incentive compensation to be earned.

The compensation committee selected these performance measures because they are among the key performance metrics used by our Board to evaluate our corporate performance. The compensation committee replaced the net leverage ratio threshold used in 2021 with free cash flow in 2022 due to accelerated progress made on our net leverage ratio and to focus on strategic uses of capital. We defined Adjusted EBITDA for purposes of the 2022 annual cash incentive plan as net earnings excluding interest expense, income tax expense, depreciation and amortization, restructuring, impairment and transaction-related charges, gains from sale and leaseback, loss on debt extinguishment, equity in earnings of unconsolidated entity and the Adjusted EBITDA for unconsolidated equity method investments (calculated in a consistent manner with the calculation for company-wide Adjusted EBITDA). Free cash flow is defined as net cash provided by operating activities less purchase of property, plant and equipment.

The threshold, target and maximum potential payment levels are shown in the “Grants of Plan Based Awards in 2022” table below.

For 2022, our free cash flow was $94.3 million, better than the gating level for that measure, and our Adjusted EBITDA as calculated for purposes of our annual cash incentive plan was $239.6 million, which was above-threshold but below the target level for that measure. Free cash flow and Adjusted EBITDA are non-GAAP financial measures. Reconciliations to the nearest GAAP financial measures are included on pages 54-56 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the Securities and Exchange Commission on February 27, 2023, although we also reduced Adjusted EBITDA by $12.6 million of pension income for purposes of our annual cash incentive plan.

In February 2023, our compensation committee recommended, and our Board approved, an above-threshold but below-target payout under our annual cash incentive plan based on the achievement of free cash flow better than the gating level and above-threshold but below-target achievement of Adjusted EBITDA, resulting in the payments to our NEOs indicated in the “Non-Equity Incentive Compensation” column of the “2022 Summary Compensation Table” below. Ms. Kent voluntarily left employment with the Company on February 10, 2023, and as a result, did not receive a payout under our annual cash incentive plan.

Long-Term Incentive Compensation

The compensation committee believes that long-term incentives are a key method to motivate and retain the top talent of Quad and align the interests of our NEOs with shareholders. For this reason, we generally provide a significant component of our NEO’s compensation through means of long-term incentive awards.

2022-2024 Awards

The 2022 long-term incentive compensation program was structured to consist of a long-term performance-based cash component, representing 67% of the total grant value, and shares of restricted stock or restricted stock units that cliff vest after 38 months, representing the remaining 33% of the grant value. The compensation committee decided to use this structure because it believes the structure provides performance incentives that are effective in motivating our executives to execute on our long-term strategic plan and to drive exceptional shareholder value creation over the next three years.

The performance-based cash awards granted in 2022 would be earned on the basis of two performance measures: 50% of the awards were based on total revenue, with three separate annual performance periods from 2022-2024 (each representing one-third of the entire 50% of the award), and the remaining 50% of the awards were based on our free cash flow over the entire three-year period from 2022-2024. Total revenue is defined as total net sales as reported in our audited consolidated statement of operations for 2022. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment.

The threshold, target and maximum performance goals for 2022 total revenue were $2,902 million, $3,085 million and $3,240 million, respectively. The compensation committee chose to use total revenue because it believed that total revenue represented an appropriate overall measure of our top line growth and aligned directly with our audited external financial reporting. The total revenue goals for 2023 and 2024 are set by the compensation committee at the beginning of each year.

The amounts earned under the performance-based cash awards can range from zero to 250% of the target amount. The threshold, target and maximum amounts payable under the performance-based cash awards are shown in the 2022 Grants of Plan-Based Awards Table below.

We achieved total revenue in 2022 of $3,217 million, which was above the target but below the maximum performance level. This resulted in a payment with respect to the one-third of the 50% of the 2022 performance-based cash awards tied to total revenue of 228% of the target amount. The payments earned by our NEOs with respect to the performance-based cash awards are shown in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table for 2022. Any amounts earned with respect to the performance-based cash awards in 2023 or 2024 will be shown in the Summary Compensation Table for the applicable year.

We decided to make the performance-based cash awards payable in cash rather than equity in part to assist with managing the dilution to our shareholders, and we continued to use restricted stock and restricted stock units as a component of our long-term incentive compensation program because we believe they provide alignment between the interests of the NEOs and the interests of our shareholders.

In setting the target long-term incentive values for 2022 for each of the NEOs, the compensation committee considered the benchmarking information described above for comparable positions. The committee also took into consideration certain role changes among our NEOs, including Mr. Staniak’s promotion from Vice President, Finance to Chief Financial Officer and Mr. Honan’s promotion from Chief Financial Officer to Chief Operating Officer. Based on the benchmarking review, these role changes and recommendations from management, the compensation committee increased Mr. Staniak’s, Mr. Honan’s and Ms. Kent’s total target long-term incentive compensation values from $200,000 to $500,000, from $1,000,000 to $1,750,000 and from $850,000 to $1,000,000, respectively. The other NEOs’ target long-term incentive compensation values were unchanged from 2021. The target values of the long-term incentive compensation awards to our NEOs for 2022 were as follows:

Name	Total Target Long-Term Incentive Compensation Value	Target Value of Cash-Based Award (67% of Total)	Target Grant Date Fair Value of RSU/RS Award (33% of Total)
J. Joel Quadracci	$4,200,000	$2,814,000	$1,386,000
Anthony C. Staniak	$500,000	$335,000	$165,000
David J. Honan	$1,750,000	$1,172,500	$577,500
Eric N. Ashworth	$600,000	$402,000	$198,000
Jennifer J. Kent	$1,000,000	$670,000	$330,000

To determine the number of shares for the 2022 restricted stock and restricted stock unit awards based on 33% of the total target long-term incentive compensation dollar values, the compensation committee approved using the 20 trading day volume-weighted average price over the twenty consecutive trading days beginning on December 1, 2021, and granting the awards effective as of January 1, 2022. The restricted stock and restricted stock unit awards in 2022 were granted initially subject to forfeiture and will cliff-vest on March 1, 2025 provided that the NEO remains continuously employed until that date.

The number of shares of our class A common stock covered by the equity awards granted to each of our NEOs in 2022 is reflected in the Grants of Plan Based Awards table below. The compensation committee intends to continue to award long-term incentive compensation awards to executives on an annual basis in the future, although more frequent awards may be made at the discretion of the compensation committee on other occasions, such as in the case of promotions or newly hired executives.

2022 Performance Under 2021-2023 and 2020-2022 Awards

As previously disclosed, the 2021 and 2020 long-term incentive compensation programs included a long-term performance-based cash component. The performance-based cash awards granted in 2021 and 2020 would originally have been earned in part on the basis of achievement of net sales wins over separate annual performance periods and net leverage ratio over, in the case of the 2020 long-term incentive compensation program, three annual performance periods. In 2022, the compensation committee changed the net sales wins performance measure for these components to total revenue, defined as total net sales as reported in our audited consolidated statements of operations in our Annual Report on Form 10-K. The compensation committee made this change because it believed that total revenue represented a better overall measure of our top line growth and aligned directly with our audited external financial reporting and was consistent with changes that had been proposed to the structure of our sales compensation program. For 2022 performance period, the total revenue goal was the same as for the 2022 long-term incentive grants described above, and achievement was 228% of target. The 2022 net leverage ratio for the 2020 long-term incentive program was 2.27x, representing 90% of the target level.

Based on this performance, the amounts earned by our NEOs with respect to the performance-based cash awards for 2022 are shown in the “Non-Equity Incentive Compensation” column of the Summary Compensation Table for 2022. Any amounts earned with respect to the 2021 performance-based cash awards in 2023 will be shown in the Summary Compensation Table for 2023.

Retirement and Other Benefits

Welfare and Retirement Benefits

As part of a competitive compensation package, we sponsor welfare benefit plans that offer health, life, disability and other insurance coverage to participating employees. We also provide our NEOs with an Executive Medical Plan under which they and their families are entitled to reimbursement. The reimbursement is generally limited to $20,000 (per family) in medical costs per year. Amounts reimbursed in 2022 under our Executive Medical Plan are reflected in the Summary Compensation Table below.

To help our salaried employees prepare for retirement, we sponsor the Quad ESOP, an employee stock purchase plan, and the Quad Diversified Plan. The ESOP holds profit sharing contributions of our class A common stock, which are made at the discretion of our Board. The Diversified Plan is comprised of participant-directed 401(k) contributions and any employer contributions the Company may make to the Plan from time to time. Our NEOs participate in the ESOP, the Diversified Plan and our broad-based welfare plans on the same basis as our other salaried employees. In 2022, employer contributions included a Company 401(k) matching contribution.

In addition to the ESOP and the Diversified Plan, we provide certain executive officers with a supplemental executive retirement plan (the “SERP”), which is designed to provide a competitive retirement benefit and aid in retention and building long-term commitment to the Company. The SERP is described in greater detail following the 2022 Nonqualified Deferred Compensation Table.

Perquisites and Other Personal Benefits

We provide perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable our executives to perform their duties and to enable our Company to attract and retain employees for key positions.

Pursuant to his employment agreement, Mr. Quadracci is entitled to personal use of our corporate aircraft. The compensation committee believes that providing this benefit as part of Mr. Quadracci’s compensation enhances his and his family’s security, minimizes the disruptions and burdens of his personal travel and provides him with additional flexibility and time to attend to Company business notwithstanding his personal travel schedule, and thereby benefits our Company and our shareholders. Other than Mr. Quadracci, none of our NEOs were permitted to use our corporate aircraft for personal use in 2022. The aggregate incremental cost to our Company for personal use of our corporate aircraft by Mr. Quadracci is reflected in the Summary Compensation Table below.

In 2022, we reimbursed club membership fees for Mr. Quadracci and Mr. Ashworth and tax preparation fees and approved expenditures related to security for Mr. Quadracci. We reimburse club membership fees primarily for business purposes, such as client entertainment, though a portion of their use may have a personal aspect. Our named executive officers are occasionally allowed to use corporate housing for personal use on a temporary basis. During 2022, such use was de minimis. The aggregate incremental cost to our Company for these benefits is reflected in the Summary Compensation Table below.

Post-Termination and Change of Control Arrangements

We also provide our NEOs with severance protections upon qualifying terminations of employment. Mr. Quadracci has an employment agreement that provides for such protections, and Messrs. Staniak, Honan and Ashworth receive, and, prior to her departure, Ms. Kent received, severance protections under our Quad/Graphics, Inc. Executive Severance Plan (the “Severance Plan”). In exchange for such benefits, both the Severance Plan and the employment agreements contain 24 month non-competition, non-solicitation, non-disclosure and non-disparagement restrictive covenants following any termination of employment, whether or not severance benefits are provided. As previously disclosed, Ms. Kent voluntarily left employment with the Company on February 10, 2023. She did not receive any enhanced severance or other benefits in connection with her departure.

Under the Severance Plan, if a participant’s employment is terminated by us without “cause” (as defined in the Severance Plan) or by the participant due to a salary reduction of more than 10%, then the participant will be entitled to severance equal to one year’s base salary plus the participant’s target annual bonus. The participant will also receive a pro-rated portion of the current year’s annual bonus based on actual performance, and will receive continued group health, dental and life insurance benefits at the employee rate for the severance period and outplacement services at a cost of up to $50,000. If, however, a participant’s employment is terminated upon or within the 24-month period following a change in control, and the termination is by us without cause or by the participant with “good reason” (as defined in the Severance Plan), then the participant will be entitled to severance equal to two times the sum of the participant’s base salary and target annual bonus. The participant will also receive a pro-rated portion of the current year’s annual bonus based on target performance, and will receive a lump sum payment in lieu of group health, dental and life insurance continuation over the severance period, full vesting of benefits in our SERP (or any successor plan thereto) and outplacement services at a cost of up to $50,000. The treatment of any long-term incentive awards, including equity-based awards, will be governed by the terms of the applicable long-term incentive plan and award agreement. The post-change in control severance benefits would also be provided to a participant whose employment is terminated within a limited period prior to a change in control if the participant reasonably demonstrates that the termination was due to the subsequent change in control.

The Severance Plan defines “cause” generally to include: (1) any intentional and willful act of the participant involving fraud, embezzlement or theft of our assets or the assets of our customers; (2) gross misconduct on the part of the participant that is intentional and willful and that materially and demonstrably causes serious financial injury to us; (3) any conviction of or plea of nolo contendere to a felony; (4) certain breaches of restrictive covenants; or (5) any intentional, willful and material failure of the participant to perform the participant’s employment duties for 30 days after our Board delivers a written demand for performance.

The Severance Plan defines “good reason” in the event of a change of control generally to include: (1) any material reduction in the amount of the participant’s then current base salary or annual bonus target (other than any change that applies to substantially all other executive officers); (2) a requirement that the participant be based at a location in excess of 60 miles from the location of the participant’s principal job location or office as of the effective date of the participant’s participation in the Severance Plan; (3) a material diminution in the participant’s title, authority, power, duties, reporting requirements or responsibilities, or the assignment of duties to the participant which are materially inconsistent with the participant’s position; (4) the failure by us to obtain the express assumption of, and agreement to perform under, the Severance Plan when that action is required by the Severance Plan; or (5) any other action or inaction by us that constitutes a material breach by us of the terms and conditions of the Severance Plan.

The Severance Plan had an initial term of three years from its September 15, 2016 effective date, after which the term is automatically extended for successive one-year renewals unless the Board or the compensation committee terminates the Severance Plan at the end of the initial or renewal term by giving the participants written notice of intent to terminate the Severance Plan prior to the September 15 preceding the year in which the initial or renewal term is scheduled to end. No notice of intent to terminate the Severance Plan has been given to date. Upon a change in control, the term of the Severance Plan will be automatically extended for a two-year period.

Our employment agreement with Mr. Quadracci generally provides the same severance protections as the Severance Plan, except that the multiple of base salary and bonus used to calculate the severance amount varies. Mr. Quadracci’s severance multiple upon a qualifying termination prior to a change in control is two times the sum of his base salary and target annual bonus; upon a qualifying termination in connection with a change in control, Mr. Quadracci’s severance multiple is three times the sum of his base salary and target annual bonus. For Mr. Quadracci, a qualifying termination prior to a change in control includes a termination by him for good reason as well as a termination by the Company without cause.

In addition to the Severance Plan and the employment agreements, the award agreements under our 2010 Plan and our 2020 Plan provide for the accelerated vesting of stock options, restricted stock and performance-based cash awards upon a change of control of the Company. These arrangements are summarized below under “Potential Payments Upon Termination or Change of Control.”

The compensation committee believes the severance and change of control benefits that we provide our NEOs under these arrangements are consistent with its objective of building shareholder value and contain terms that are similar to those offered to executives of comparable companies. In addition to securing the covered NEO’s agreement to the non-compete restriction described above, the purpose of the benefits is to focus our NEOs on taking actions that are in the best interests of our shareholders without regard to whether such action may ultimately have an impact on their job security, and to avoid the loss of key managers that may occur in connection with an anticipated or actual change of control. The severance and change of control benefits that we provide our executive officers fulfill these purposes by generally maintaining the executive officers’ expected compensation for a specified period following certain terminations of employment, vesting awards granted prior to a change of control and making the executive officers whole for certain excise taxes that may result from compensation paid and benefits provided in connection with the change of control and any related termination of employment. The compensation committee selected the triggering events for change of control and termination benefits to our executive officers based on its judgment that these events were likely to result in the job security distractions and retention concerns described above.

We also provide our NEOs with an Executive Salary Continuation Plan under which we will continue to pay 60% of the NEO’s base salary to the NEO’s spouse or dependent children if the NEO dies during the term of the NEO’s active employment with our Company. The payments will continue through, in the case of an NEO who dies after age 55 but before retirement, the earlier of (i) the date on which the NEO would have reached age 65 or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse or, in the case of an NEO who dies before age 55, the earlier of (i) the tenth anniversary of the NEO’s death or (ii) the later of (a) the 25th birthday of the youngest dependent child or (b) the death of the surviving spouse. We offer this benefit to the NEOs as part of what we believe is a competitive compensation package and in lieu of a supplemental executive life insurance policy.

Other Policies and Considerations

Policy on Hedging and Pledging of Shares

We have adopted a policy that prohibits our executive officers, including our NEOs, our non-employee directors and certain other designated employees from engaging in certain hedging transactions with respect to shares of our stock that they were granted as part of their compensation or otherwise hold. The policy prohibits (a) trading on an exchange in puts, calls and other derivative securities on our stock, (b) purchasing financial instruments, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and (c) otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our stock. The policy also requires pre-approval for any pledging transactions involving our stock.

Stock Ownership Guidelines

We have implemented stock ownership guidelines for certain employees, including our NEOs, to underscore the importance of linking executive compensation and shareholder interests. Employees subject to these stock ownership guidelines are encouraged to own a certain dollar value amount of our stock. The stock ownership guidelines state that our Chairman, President and Chief Executive Officer should hold shares with a value five times his base salary. For our executive vice presidents, the ownership guideline is three times base salary, and for all senior vice presidents the ownership guideline is two times base salary. All of the following count toward the ownership applicable thresholds under the policy:
•shares held outright (including through trusts for the benefit of the executive officer or of the executive officer’s family members) or in retirement plans; and
•restricted stock, restricted stock units and deferred stock units.

We also maintain stock ownership guidelines for our non-employee directors that require them to hold shares or share-based awards with a value of at least four times the cash portion of the annual retainer. Executive officers and non-employee directors that have not achieved their stock ownership targets are required to retain 50% of the shares received as a result of the exercise of stock options or the vesting of restricted stock and restricted stock units, net of taxes.

Tax and Accounting Considerations

In setting compensation for our NEOs, the compensation committee considers the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1,000,000 in any year. The compensation committee believes that our interests and those of our shareholders are best served by providing competitive levels of compensation, even if not fully deductible, so some of the compensation that we have provided to our executive officers in the past, and that we provide to our executive officers in the future, may not be deductible under Internal Revenue Code Section 162(m).

Strategic Incentive Arrangements

In connection with corporate acquisitions or other similar transactions, we may from time to time implement special incentive arrangements intended to promote synergies or other strategic objectives in which our employees, including our NEOs, may be eligible to participate. None of our NEOs participated in such an arrangement or received such a bonus in 2022.

2022 SUMMARY COMPENSATION TABLE
The following table summarizes the compensation that our NEOs earned for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
J. Joel Quadracci Chairman, President and Chief Executive Officer	2022	1,050,600	—	1,482,356	—	5,716,110	427,763	8,676,829
	2021	1,020,000	—	987,665	—	6,749,250	646,489	9,403,404

Anthony C. Staniak Chief Financial Officer	2022	500,000	—	176,472	—	603,549	28,732	1,308,753

David J. Honan Executive Vice President and Chief Operating Officer	2022	725,000	—	617,648	—	1,834,298	29,854	3,206,800
	2021	624,000	—	235,159	—	1,936,330	34,304	2,829,793

Eric N. Ashworth Executive Vice President of Product and Market Strategy and President of Quad Agency Solutions	2022	585,000	—	211,768	—	1,091,010	50,724	1,938,502
	2021	572,000	—	141,095	—	1,392,990	92,896	2,198,981

Jennifer J. Kent(4) Former Executive Vice President and Chief People & Legal Officer	2022	600,000	—	352,944	—	1,003,661	18,625	1,975,230
	2021	520,000	—	199,885	—	1,633,713	24,737	2,378,335
______________________________
(1)Amounts for 2022 are based on the aggregate grant date fair value of the restricted stock awards to our NEOs under our 2020 Plan as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For the assumptions used in the valuation of the awards, please see Note 16, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2022.
(2)Amounts for 2022 reflect payments made in 2023 with respect to 2022 under our 2022 Annual Incentive Plan, payments made in 2023 with respect to 2022 total revenue performance under our 2022, 2021 and 2020 long-term incentive performance-based cash awards, and payments earned with respect to 2022 net leverage ratio under our 2020 long-term incentive performance-based cash awards that were paid in 2023, as described in the section titled “Compensation of Executive Officers - Compensation Discussion and Analysis - Determining the Amount of Each Element of Compensation - 2022 Annual Incentive Plan” and “--Long-Term Incentive Compensation” above. The amounts attributable to each arrangement were as follows:

Name	2022 Annual Incentive Plan ($)	2022 Long-Term Incentive Cash Payment (2022 Total Revenue) ($)	2021 Long-Term Incentive Cash Payment (2022 Total Revenue) ($)	2020 Long-Term Incentive Cash Payment (2022 Total Revenue) ($)	2020 Long-Term Incentive Cash Payment (Leverage Ratio) ($)
J. Joel Quadracci	945,540	1,069,320	1,197,000	1,795,500	708,750
Anthony C. Staniak	300,000	127,299	57,000	85,500	33,750
David J. Honan	507,500	445,548	285,000	427,500	168,750
Eric N. Ashworth	409,500	152,760	171,000	256,500	101,250
Jennifer J. Kent	—	254,598	242,250	363,375	143,438
(3)Amounts reflect the following for individual NEOs for 2022: For Mr. Quadracci - club dues of $13,751, $271,521 for personal use of our corporate aircraft (calculated as the portion of the variable costs of the aircraft attributable to personal use), $77,719 for personal and family security services, $7,738 for the cost of assistance with tax preparation, a matching contribution of $7,320 on 401(k) contributions, executive medical at a cost of $9,127 and a contribution of $40,587 to Mr. Quadracci’s SERP account. For Mr. Staniak - a matching contribution of $7,320 on 401(k) contributions, executive medical at a cost of $9,532 and a contribution of $11,880 to Mr. Staniak’s SERP account. For Mr. Honan - a matching contribution of $7,320 on 401(k) contributions, executive medical at a cost of $131, a contribution of $22,260 to Mr. Honan’s SERP account and $143 for personal use of corporate housing

(calculated as a proportionate share, representing the portion of the year during which the personal use occurred, of the total cost of the housing). For Mr. Ashworth - club dues of $6,600, a matching contribution of $7,320 on 401(k) contributions, wellness program benefit of $250, executive medical at a cost of $20,000 and a contribution of $16,554 to Mr. Ashworth’s SERP account. For Ms. Kent - a matching contribution of $7,320 on 401(k) contributions, executive medical at a cost of $4,225 and a contribution of $7,080 to Ms. Kent’s SERP account. (Perquisites are discussed further in the section titled “Compensation of Executive Officers - Compensation Discussion and Analysis - Retirement and Other Benefits - Perquisites and Other Personal Benefits” above).
(4)Ms. Kent voluntarily left employment with the Company on February 10, 2023.

GRANTS OF PLAN BASED AWARDS IN 2022
The following table contains information concerning the plan-based equity and non-equity awards that were granted to our NEOs in 2022. The amounts shown in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” represent potential future payments at the time of grant only. At the time of grant, whether these amounts (or any portion thereof) would ultimately be received by the NEOs was uncertain because the awards were contingent on the achievement of performance goals and the NEOs’ continued employment. The awards in the columns under the heading “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” were granted under our annual cash incentive program for 2022 or as the performance cash portion of our long-term incentive program, and payment is or was contingent on our achievement of a given level of corporate performance, as described above in the section titled “Compensation of Executive Officers—Compensation Discussion and Analysis—Determining the Amount of Each Element of Compensation”. The amounts that were earned by our NEOs under our 2022 annual cash incentive program and the performance cash portion of our 2022 long-term incentive program are disclosed above in the 2022 Summary Compensation Table.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)		Target ($)		Maximum ($)
J. Joel Quadracci	1/1/22	12/10/21	—		—		—		370,589	1,482,356
	—	—	651,372	(2)	1,260,720	(2)	2,195,754	(2)	—	—
			—		2,814,000	(3)	7,035,000	(3)	—	—

Anthony C. Staniak	1/1/22	12/10/21	—		—		—		44,118	176,472
	—	—	250,000	(2)	350,000	(2)	575,000	(2)	—	—
			—		335,000	(3)	837,500	(3)	—	—

David J. Honan	1/1/22	12/10/21	—		—		—		154,412	617,648
	—	—	398,750	(2)	616,250	(2)	1,087,500	(2)	—	—
			—		1,172,500	(3)	2,931,250	(3)	—	—

Eric N. Ashworth	1/1/22	12/10/21	—		—		—		52,942	211,768
	—	—	321,750	(2)	497,250	(2)	877,500	(2)	—	—
			—		402,000	(3)	1,005,000	(3)	—	—

Jennifer J. Kent	1/1/22	12/10/21	—		—		—		88,236	352,944
	—	—	330,000	(2)	510,000	(2)	900,000	(2)	—	—
			—		670,000	(3)	1,675,000	(3)	—	—
______________________________
(1)The amounts shown in this column reflect the number of restricted shares or restricted stock units we granted to each NEO pursuant to our 2020 Plan.
(2)Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Staniak, Honan and Ashworth and Ms. Kent under our annual cash incentive program. The amounts earned by our NEOs under our 2022 annual cash incentive program are disclosed above in the 2022 Summary Compensation Table. As a result of voluntarily leaving employment with the Company on February 10, 2023, Ms. Kent did not receive a payout under our annual cash incentive plan.
(3)Amounts represent potential future payouts pursuant to awards granted to Messrs. Quadracci, Staniak, Honan and Ashworth and Ms. Kent as the performance cash portion of their awards under our long-term incentive program. As a result of voluntarily leaving employment with the Company on February 10, 2023, Ms. Kent received a payment only with respect to 2022 total revenue performance under the performance cash portion of her award and forfeited the remainder of the awards.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table contains information concerning equity awards held by our NEOs that were outstanding as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Joel Quadracci	—	—	—	—	867,236(2)	3,538,323	—	—

Anthony C. Staniak	—	—	—	—	67,768(3)	276,493	—	—

David J. Honan	—	—	—	—	272,662(4)	1,112,461	—	—

Eric N. Ashworth	—	—	—	—	123,892(5)	505,479	—	—

Jennifer J. Kent	—	—	—	—	188,748(6)	770,092	—	—
______________________________
(1)Market value computed by multiplying the number of shares that have not vested by $4.08, which was the closing price of a share of our class A common stock on the last trading day of 2022.

(2)238,096 shares vested on March 1, 2023, 258,551 shares vest on March 1, 2024 and 370,589 shares vest on March 1, 2025.

(3)11,338 shares vested on March 1, 2023, 12,312 shares vest on March 1, 2024 and 44,118 shares vest on March 1, 2025.

(4)56,690 shares vested on March 1, 2023, 61,560 shares vest on March 1, 2024 and 154,412 shares vest on March 1, 2025.

(5)34,014 shares vested on March 1, 2023, 36,936 shares vest on March 1, 2024 and 52,942 shares vest on March 1, 2025.

(6)48,186 shares were scheduled to vest on March 1, 2023, 52,326 shares were scheduled to vest on March 1, 2024 and 88,236 shares were scheduled to vest on March 1, 2025. Ms. Kent voluntarily left employment with the Company on February 10, 2023, such that none of these outstanding equity awards will vest or be paid to her.

OPTION EXERCISES AND STOCK VESTED IN 2022
The following table contains information concerning restricted stock or restricted stock units that vested in 2022. No stock options were exercised by our NEOs in 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
J. Joel Quadracci	—	—	338,165	1,853,144
Anthony C. Staniak	—	—	16,104	88,250
David J. Honan	—	—	80,516	441,228
Eric N. Ashworth	—	—	48,310	264,739
Jennifer J. Kent	—	—	68,439	375,046
______________________________
(1)Represents the gross number of shares or restricted stock units vesting multiplied by the closing price of our class A common stock on the NYSE on the last trading day prior to the date of vesting.

2022 PENSION BENEFITS
None of our NEOs participate in any of our defined benefit pension plans.

2022 NONQUALIFIED DEFERRED COMPENSATION
The following table sets forth certain information with respect to our NEOs’ participation in our SERP, which is a nonqualified deferred compensation plan that we maintain, during the year ended December 31, 2022. The material terms of the SERP are described after the table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
J. Joel Quadracci	—	40,587	27,189	—	1,350,266
Anthony C. Staniak	—	11,880	508	—	36,356
David J. Honan	—	22,260	3,649	—	198,048
Eric N. Ashworth	—	16,554	2,087	—	117,080
Jennifer J. Kent(3)	—	7,080	2,109	—	108,657
______________________________
(1)Amounts reflect the Company contributions that we cannot make under our Diversified Plan due to restrictions under the Internal Revenue Code. These amounts are also included in the Summary Compensation Table.
(2)These Aggregate Earnings are based on the Stable Asset Fund investment alternative under our Diversified Plan, are not “above-market or preferential earnings” as defined by the rules of the SEC and are therefore not required to be reported in the Summary Compensation Table.
(3)Ms. Kent voluntarily left employment with the Company on February 10, 2023, such that her unvested SERP benefit was forfeited.

Quad’s Supplemental Executive Retirement Plan

As described above under “Compensation Discussion and Analysis—Welfare and Retirement Benefits,” we maintain a SERP in which our NEOs are eligible to participate. The SERP is a nonqualified deferred compensation plan, not intended to meet the tax qualification requirements of Section 401(a) of the Internal Revenue Code.

Under the SERP, our NEOs are eligible to receive contributions from us at the end of each year in an amount determined by the amount of the NEO’s compensation that was subject to limitations imposed by Section 401(a)(17) under the Internal Revenue Code and the amount of any employer contribution to the NEO under our Diversified Plan for the year. The amount of the NEO’s benefit under the SERP is equal to the cumulative contributions made by us to the NEO’s account, adjusted to reflect the investment income, gains and losses on a fund designated by us in our sole discretion, less any previous payments from such account.

Participants become vested in their benefits on (i) their separation from service after reaching age 55 or (ii) their separation from service prior to age 55 as a result of death or disability. Participants may elect the times and form of payment of their benefit under the SERP from among the following alternatives:

•A lump sum payment during the calendar month following the month in which the NEO’s separation from service occurs;

•A lump sum payment during the calendar month following the first anniversary of the NEO’s separation from service;

•A lump sum payment during the calendar month following the second anniversary of the NEO’s separation from service;

•A lump sum payment during the calendar month following the third anniversary of the NEO’s separation from service;

•A lump sum payment during the calendar month following the fourth anniversary of the NEO’s separation from service; or

•Five annual installments, with one-fifth of the account balance being paid during the calendar month following the month in which the NEO’s separation from service occurs, one-quarter of the then-current account balance being paid during the subsequent January, and then, respectively, one-third, one-half, and the remainder of the then-current account balance being paid during each of the following three Januarys.

Potential Payments Upon Termination or Change of Control

As noted above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements,” we maintain a Severance Plan that covers, or employment agreements with, our NEOs. These arrangements provide for severance benefits upon certain terminations of employment and obligate the NEOs to refrain from competing with us for two years following any termination of employment. The severance benefits are described above under the heading “Retirement and Other Benefits -- Post-Termination and Change of Control Arrangements.”

The equity plans and related option, restricted stock, performance share and performance-based cash agreements under which our stock option, restricted stock, performance share and performance-based cash awards were granted also provide that, in the event of a change of control of our Company, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, and that all performance shares and performance-based cash awards that have not yet been earned will become earned at the target performance level. Amounts that have been earned under the performance-based cash awards but have not been paid as of the change of control will be paid in connection with the change of control. Upon a termination as a result of death or disability, all unvested options and shares of restricted stock will become immediately vested and, in the case of stock options, exercisable, all performance shares will become earned at the target performance level and all performance-based cash awards will remain eligible to be earned based on actual performance. The option, restricted stock, performance share and performance-based cash agreements also provide that all unvested options and a portion of unvested restricted stock and unearned performance shares will become immediately vested or earned, as applicable, and a portion of unearned performance-based cash will remain eligible to be earned based on actual performance, upon retirement on or after age 65 (only if, in the case of restricted stock, the retirement is approved by an authorized senior executive). The Severance Plan does not provide for a gross-up for change of control related excise taxes. Instead, it contemplates a “best net” approach under which, if any payment or distribution to a covered NEO in connection with a change of control would trigger the excise tax imposed by Internal Revenue Code Section 4999, then the payment or distribution will either be made in full or reduced to a level that would not trigger the excise tax, whichever would result in the best after-tax position for the covered NEO. The employment agreement with Mr. Quadracci, by contrast, provides that if any payment or benefit to Mr. Quadracci would trigger the excise tax imposed by Internal Revenue Code Section 4999, then we would make an additional gross-up payment to him so that, after payment of income tax and excise tax on this gross-up payment, he would have sufficient funds to pay the excise tax triggered by the other payments and benefits.

A “change of control” of our Company is generally defined for purposes of the equity plans to include any person or group acquiring ownership of our common stock that, together with such stock already held by such person or group, constitutes more than 50% of the total voting power of our common stock. Transfers to (i) lineal descendants of the transferor, (ii) spouses of the transferor or such lineal descendants, or (iii) trusts, partnerships or other legal entities for the benefit of the transferor or any of the transferees described in (i) or (ii) are not considered in determining whether a change of control has occurred.

Quantification of Potential Payments on a Change of Control or Termination Event

The tables below reflect the amount of compensation that would be paid to each of our NEOs in the event of a change of control of our Company and/or a triggering termination of such NEO’s employment with our Company. The amounts shown in the tables below assume, among other things, that the applicable triggering event occurred on the last business day of 2022, and include estimates of the amounts that would be paid to the NEOs following the triggering event. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. The actual amounts to be paid can only be determined at the time of the triggering event. Payments of severance under the arrangements are generally made in a lump sum following a change of control, or in installments in the event of a qualifying termination prior to a change of control.

The following table sets forth the estimated amounts that would have become payable to our NEOs if a change in control of our Company and a triggering employment termination had occurred on December 31, 2022:

Executive	Severance(1) ($)	Pro Rated Current Year Target Bonus(1) ($)	Performance-Based Cash ($)	Restricted Stock Vesting(2) ($)	Outplacement(1)(3) ($)	Welfare and Insurance Coverage(1) ($)	Excise Tax Gross Up or “Best-Net” Reduction ($)	Totals(4) ($)
J. Joel Quadracci	6,933,960	1,260,720	11,184,320	3,538,323	50,000	50,328	3,137,420	26,155,071
Anthony C. Staniak	1,700,000	350,000	776,467	276,493	50,000	36,504	—	3,189,464
David J. Honan	2,682,500	616,250	3,272,633	1,112,461	50,000	37,152	(1,300,717)	6,470,279
Eric N. Ashworth	2,164,500	497,250	1,597,760	505,479	50,000	29,952	(497,570)	4,347,371
Jennifer J. Kent	2,220,000	510,000	2,385,433	770,092	50,000	36,912	(984,323)	4,988,114
Totals	15,700,960	3,234,220	19,216,613	6,202,848	250,000	190,848	354,810	45,150,299
______________________________
(1)Triggered solely upon a covered termination of the NEO.
(2)Reflects an assumed value per share of $4.08, which was the closing price of a share of our class A common stock on the last trading day of 2022.
(3)Outplacement services are assumed to be $50,000 per year.
(4)Amounts assume that no fringe benefit policies would apply to an NEO following termination. The NEOs would also receive payment of their SERP benefits as disclosed in the 2022 Nonqualified Deferred Compensation table above.

The following table sets forth the estimated value of accelerated vesting that would have occurred with respect to the performance-based cash awards and equity grants of our NEOs if a change in control of our Company, but no termination of employment, had occurred on December 31, 2022:

Executive	Performance-Based Cash ($)	Restricted Stock Vesting (1) ($)	Excise Tax Gross Up or “Best-Net” Reduction ($)	Totals ($)
J. Joel Quadracci	11,184,320	3,538,323	—	14,722,643
Anthony C. Staniak	776,467	276,493	—	1,052,960
David J. Honan	3,272,633	1,112,461	—	4,385,094
Eric N. Ashworth	1,597,760	505,479	—	2,103,239
Jennifer J. Kent	2,385,433	770,092	—	3,155,525
Totals	19,216,613	6,202,848	—	25,419,461
______________________________
(1)Reflects an assumed value per share of $4.08, which was the closing price of a share of our class A common stock on the last trading day of 2022.

The following table sets forth the estimated amounts that would have become payable to each of our NEOs under their employment arrangements if a triggering employment termination (but no change of control) had occurred on December 31, 2022:

Executive	Cash Termination Payment ($)	Pro Rated Current Year Bonus($)	Outplacement(1) ($)	Welfare and Insurance Coverage ($)	Totals(2) ($)
J. Joel Quadracci	4,622,640	945,540	50,000	33,552	5,651,732
Anthony C. Staniak	850,000	300,000	50,000	18,252	1,218,252
David J. Honan	1,341,250	507,500	50,000	18,576	1,917,326
Eric N. Ashworth	1,082,250	409,500	50,000	14,976	1,556,726
Jennifer J.Kent(3)	1,110,000	—	50,000	18,456	1,178,456
Totals	9,006,140	2,162,540	250,000	103,812	11,522,492
______________________________
(1)Outplacement services are assumed to be $50,000 per year.
(2)Amounts assume that no fringe benefit policies would apply to an NEO following termination.
(3)As previously disclosed, Ms. Kent voluntarily left employment with the Company on February 10, 2023. She did not receive any enhanced severance or other benefits in connection with her departure.

The following table sets forth the estimated amounts that would have become payable to our NEOs under their employment and incentive compensation arrangements if their employment had been terminated as a result of death or disability on December 31, 2022:

Executive	Base Salary Continuation(1) ($)	Performance-Based Cash(2) ($)	Restricted Stock Vesting(3) ($)	Totals(4) ($)
J. Joel Quadracci	4,918,529	11,184,320	3,538,323	19,641,172
Anthony C. Staniak	1,621,749	776,467	276,493	2,674,709
David J. Honan	3,394,188	3,272,633	1,112,461	7,779,282
Eric N. Ashworth	2,303,505	1,597,760	505,479	4,406,744
Jennifer J.Kent	2,808,983	2,385,433	770,092	5,964,508
Totals	15,046,954	19,216,613	6,202,848	40,466,415
______________________________
(1)Triggered solely upon the death of the NEO, and payable over a period of 120 months (76 months for Mr. Staniak and 96 months for Mr. Ashworth). All of the amounts shown are present values of the expected benefits and assume the spouse of each NEO, if applicable, will live until at least December 31, 2032.
(2)Payout upon death or disability will be based on actual performance. For purposes of the calculations reflected in the table, it is assumed that the performance goals will be achieved at target.
(3)Reflects an assumed value per share of $4.08, which was the closing price of a share of our class A common stock on the last trading day of 2022.
(4)The NEOs would also receive payment of their SERP benefits as disclosed in the 2022 Nonqualified Deferred Compensation table above.

COMPENSATION COMMITTEE REPORT
The compensation committee of the Board has reviewed and discussed the preceding Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

John S. Shiely, Chairperson
Douglas P. Buth
Beth-Ann Eason
John C. Fowler

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Quad for each of the last two completed fiscal years. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation - Compensation Discussion and Analysis.”

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$8,676,829	$9,652,490	$2,107,321	$2,260,206	$106.81	$9.3
2021	$9,403,404	$10,097,265	$3,399,744	$3,560,245	$104.71	$37.8
______________________________
(1)The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Quadracci (our Chairman, President and Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Quadracci, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Quadracci during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Quadracci’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Awards Adjustments(b)	Compensation Actually Paid to PEO
2022	$8,676,829	$1,482,356	$2,458,017	$9,652,490
2021	$9,403,404	$987,665	$1,681,526	$10,097,265
______________________________
(a)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b)The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments(i)
2022	$1,512,003	$39,732	$—	$500,484	$—	$405,798	$2,458,017
2021	$1,034,204	$103,727	$—	$102,842	$—	$440,753	$1,681,526
______________________________
(i)During 2021 and 2022, Mr. Quadracci held options to purchase 39,881 shares of our class A common stock with an exercise price of $14.14, which expired unexercised on January 1, 2022. During 2021, Mr. Quadracci held options to purchase 119,643 shares of our class A common stock with an exercise price of $41.26, which expired unexercised on January 1, 2021, and options to purchase 37,348 shares of our class A common stock with an exercise price of $13.47, which expired unexercised on November 18, 2021. Based on the fair value of our class A common stock relative to the exercise price, all of these options were assigned a $0 value on each of December 31, 2020 and December 31, 2021 for purposes of this disclosure.
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for our named executive officers (NEOs) as a group (excluding Mr. Quadracci) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Quadracci) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Messrs. Staniak, Honan and Ashworth and Ms. Kent and (ii) for 2021, Messrs. Frankowski, Honan and Ashworth and Ms. Kent.
(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to our NEOs as a group (excluding Mr. Quadracci), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Quadracci) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Quadracci) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$2,107,321	$339,708	$492,593	$2,260,206
2021	$3,399,744	$246,917	$407,418	$3,560,245
______________________________
(a)The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the end of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Options Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments(i)
2022	$346,502	$3,134	$—	$78,946	$—	$64,011	$492,593
2021	$258,552	$12,966	$—	$25,711	$—	$110,189	$407,418
______________________________
(i)During 2021, the NEOs (excluding Mr. Quadracci) as a group, held in the aggregate options to purchase 33,500 shares of our class A common stock with an exercise price of $41.26, which expired unexercised on January 1, 2021. Based on the fair value of our class A common stock relative to the exercise price, all of these options were assigned a $0 value on December 31, 2020 for purposes of this disclosure.
(5)Cumulative TSR is calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between our share price at the end and the beginning of the measurement period by our share price at the beginning of the measurement period.
(6)The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphs that describe the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates the relationship between compensation actually paid to our PEO (Mr. Quadracci) and the average compensation actually paid to our NEOs as a group (excluding Mr. Quadracci) and our cumulative TSR assuming an initial fixed investment on December 31, 2020 of $100 over the two years presented in the table.

Compensation Actually Paid and Cumulative TSR
Compensation Actually Paid ($M)
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$10.1
$3.6
$9.7
$2.3
2021
2022
$110
$105
$100
$95
$90
Value of $100 Investment from 12/31/2020
Compensation Actually Paid to PEO ($M)
Average Compensation Actually Paid to Non-PEO NEOs ($M)
Quad TSR

Compensation Actually Paid and Net Income

The following graph illustrates the relationship between compensation actually paid to our PEO (Mr. Quadracci) and the average compensation actually paid to our NEOs as a group (excluding Mr. Quadracci) and our net income over the two years presented in the table.

Compensation Actually Paid and Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$40
$35
$30
$25
$20
$15
$10
$5
$0
$10.1
$3.6
$9.7
$2.3
2021
2022
Compensation Actually Paid to PEO ($M)
Average Compensation Actually Paid to Non-PEO NEOs ($M)
Net Income ($M)

DIRECTOR COMPENSATION
The Company maintained the following compensation program for its non-employee directors in 2022: an annual retainer of $235,000, to be paid one-half in cash and one-half in the form of deferred stock units. The program also includes an additional retainer of $25,000 for the chairperson of the audit committee, $20,000 for the chairperson of the compensation committee and $17,000 for the chairperson of the finance committee. The number of deferred stock units actually awarded was determined using a 20 trading day volume-weighted average price prior to the grant date.

For 2022, the compensation committee also approved the offering of a deferral election under which non-employee directors may elect to defer their cash retainers or elect deferred stock units in lieu of cash fees.

The following table summarizes the compensation of the Company’s non-employee directors for 2022. As an employee-director in 2022, J. Joel Quadracci did not receive any compensation for his service as a director, and is therefore omitted from the table. Mr. Quadracci’s compensation for serving as the Company’s Chairman, President and Chief Executive Officer is set forth in this proxy statement under the section titled “Compensation of Executive Officers.” Beth-Ann Eason is also omitted from the table as she did not become a non-employee director of the Company until January 31, 2023. The Company also reimbursed each of its directors, including its employee directors, for expenses incurred in connection with attendance at meetings of the Board and its committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Mark A. Angelson	116,250	91,236	—	10,000	217,486
Douglas P. Buth	141,250	91,236	—	10,000	242,486
Kathryn Quadracci Flores, M.D.(4)	116,250	91,236	—	10,000	217,486
John Fowler	146,250	91,236	—	30,000	267,486
Stephen M. Fuller	116,250	91,236	—	10,000	217,486
Christopher B. Harned	133,250	91,236	—	10,000	234,486
Jay O. Rothman	116,250	91,236	—	10,000	217,486
John S. Shiely	136,250	91,236	—	10,000	237,486
______________________________
(1)Amounts are based on the aggregate grant date fair value of the awards to the directors under the Company’s 2020 Omnibus Incentive Plan as determined in accordance with FASB ASC Topic 718. For the assumptions used in the valuation of the awards to the Company’s non-employee directors, please see Note 16, “Equity Incentive Programs,” to the Company’s Consolidated Financial Statements in its Annual Report on Form 10-K for the year ended December 31, 2022.
(2)None of our non-employee directors held option awards that were outstanding and eligible for future exercise as of December 31, 2022.
(3)Consists of charitable contributions made during the year in the indicated director’s name and, for Mr. Fowler, a payment of $20,000 pursuant to an arrangement entitling him and his family to reimbursement of a limited amount of medical costs per year.
(4)Does not include the compensation Dr. Flores received in 2022 for serving as the President of QuadMed, LLC, a subsidiary of the Company. Please see “Corporate Governance - Certain Relationships and Related Person Transactions” above for that information.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We view executive compensation as an important matter both to us and to our shareholders. Accordingly, we are asking shareholders to vote, on a non-binding, advisory basis, on a resolution approving the compensation of our named executive officers as disclosed in the section titled “Compensation of Executive Officers-Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion contained in this proxy statement. This advisory vote on the compensation of our named executive officers allows our shareholders to express their views on our executive compensation programs. For a further description of the Company’s executive compensation programs, please see the disclosure in the section titled “Compensation of Executive Officers” above.

The Board would like the support of the Company’s shareholders for the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, for the reasons discussed above, the Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the compensation tables and narrative discussion contained in this proxy statement.”

The compensation of our named executive officers as disclosed in the section titled “Compensation of Executive Officers-Compensation Discussion and Analysis” and the accompanying compensation tables and narrative discussion contained in this proxy statement will be approved if the votes cast in favor of the resolution exceed the votes cast against the resolution, assuming a quorum exists. Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will not be counted and therefore have no effect on approval of this resolution. Shares of the Company’s class A common stock and class B common stock vote together as a single class on this advisory vote.

This advisory vote on the compensation of our named executive officers is not binding on the Company, the Board or the compensation committee of the Board. However, the Board and the compensation committee of the Board will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

We are also seeking a vote, on a non-binding, advisory basis, regarding the frequency of future advisory votes on the compensation of our named executive officers. Shareholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years. After considering the benefits and consequences of each option, the Board recommends holding future advisory votes on the compensation of our named executive officers once every three years.

The Board believes a three-year period for holding this vote will promote the effective design and implementation of the Company’s executive compensation policies and procedures because it will provide the Board and the compensation committee of the Board ample time to consider the results of the advisory vote and implement any desired changes to those policies and procedures. The Board also believes that a three-year period provides investors sufficient time to evaluate our short- and long-term executive compensation policies, particularly in light of aspects of our executive compensation package that vest over time.

When voting on this advisory vote, shareholders should understand that they are not voting “for” or “against” the recommendation of the Board to hold the advisory vote once every three years. Rather, shareholders will have the option to choose whether to approve holding future advisory votes on the compensation of our named executive officers every one, two or three years, or to abstain entirely from voting on the matter.

The particular frequency of future advisory votes on the compensation of our named executive officers that receives the greatest number of votes cast for such frequency will be considered by the Board as the shareholders’ recommendation as to the frequency of future shareholder advisory votes on the compensation of our named executive officers, and broker non-votes and abstentions will have no effect. However, the outcome of this vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers is advisory and not binding on the Company or the Board. Accordingly, the Board may choose to hold future advisory votes on the compensation of our named executive officers on a more or less frequent basis than the frequency recommended by shareholders. Nevertheless, the Board will review and consider the outcome of this vote when making its determination as to the frequency of future advisory shareholder votes on the compensation of our named executive officers. Shares of the Company’s class A common stock and class B common stock vote together as a single class on this advisory vote.

We intend to hold our next advisory vote on the frequency of future shareholder advisory votes on the compensation of our named executive officers at our annual meeting of shareholders in 2029.

THE BOARD RECOMMENDS A VOTE FOR HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “ONCE EVERY THREE YEARS.” SHARES OF THE COMPANY’S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR HOLDING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “ONCE EVERY THREE YEARS.”

MISCELLANEOUS
Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and any owner of greater than 10% of the Company’s common stock to file reports with the SEC concerning their ownership of the Company’s common stock. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the fiscal year ended December 31, 2022, all of its directors and executive officers and owners of greater than 10% of the Company’s common stock complied with the Section 16(a) filing requirements.

Independent Registered Public Accounting Firm

The audit committee of the Board is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company’s independent registered public accounting firm.

Ernst & Young LLP (“E&Y”) acted as the independent registered public accounting firm for the Company in 2022. Representatives of E&Y are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Deloitte & Touche LLP (“Deloitte”) acted as the independent registered public accounting firm for the Company in 2021. As discussed below, the audit committee of the Board dismissed Deloitte as the Company’s independent registered public accounting firm on February 24, 2022.

Aggregate fees for professional services rendered for the Company by E&Y for the year ended the years ended December 31, 2022 and by Deloitte for the year ended December 31, 2021, were as follows:

	2022	2021
Audit fees(1)	$1,497,000	$2,184,000
Audit-related fees(2)	—	57,000
Tax fees(3)	449,000	355,000
All other fees	—	—
Total	$1,946,000	$2,596,000
______________________________
(1)Audit fees paid to E&Y and Deloitte were for services and expenses associated with the 2022 and 2021 audits of the annual financial statements, including foreign subsidiary statutory audits and quarterly reviews of the financial statements included in the Company’s quarterly Form 10-Q.
(2)Audit-related fees paid to Deloitte in 2021 were for services related to debt offering services.
(3)Tax fees paid to E&Y and Deloitte were for services for tax return preparation (including expatriate tax returns) and tax consultation.

The audit committee of the Board does not consider the provision of non-audit services by E&Y and Deloitte to be incompatible with maintaining auditor independence. The audit committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm. Pursuant to these policies and procedures, the audit committee may delegate its pre-approval authority to the chairperson (up to a set dollar amount), provided that chairperson’s decisions to grant pre-approvals are presented to the full audit committee at its next scheduled meeting. The audit committee’s pre-approval policies do not permit the delegation of the audit committee’s responsibilities to management. All services performed in connection with the fees reported under the headings audit fees, audit-related fees and tax fees were pre-approved by the audit committee in accordance with SEC’s rules and the committee’s policies and procedures.

Previous Independent Registered Public Accounting Firm

On February 24, 2022, Deloitte was notified on behalf of the audit committee of the Board that it was dismissed as the Company’s independent registered public accounting firm effective immediately. The audit committee determined that the time was opportune to engage in a request for proposal (“RFP”) process for choosing the Company’s auditors. The audit committee’s decision to dismiss Deloitte and engage a new accounting firm resulted from that RFP process.

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2021 and in the subsequent interim period through February 24, 2022, there were no “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreement in connection with its reports on the financial statements for such periods. In addition, during the Company’s two most recent fiscal years and in the subsequent interim period through February 24, 2022, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

New Independent Registered Public Accounting Firm

On February 24, 2022, the audit committee of the Board appointed E&Y as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for its year ending December 31, 2022, subject to completion of their client acceptance procedures. Such client acceptance procedures were subsequently completed.

During the Company’s two most recent fiscal years ended December 31, 2020 and December 31, 2021 and in the subsequent interim period through February 24, 2022, neither the Company nor anyone on its behalf consulted E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in connection with which either a written report or oral advice was provided to the Company that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as these terms are defined or described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively).

Shareholder Proposals

A shareholder of the Company who intends to present a proposal at, and have the proposal included in the Company’s proxy statement for, an annual meeting of shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In order to comply with such rule, among other things, proposals submitted for the 2024 Annual Meeting of Shareholders must be received by the Company by the close of business on December 14, 2023. In addition, a shareholder who otherwise intends to present a proposal at an annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company’s bylaws. Among other things, to present a proposal at an annual meeting, a shareholder must give timely written notice thereof, complying with the bylaws, to the Secretary of the Company. Under the bylaws, if such notice is not received by the Company on a timely basis, the Company will not be required to present such proposal at the annual meeting. If the Board chooses to present such proposal at the annual meeting, then the persons named in proxies solicited by the Board for that annual meeting may exercise discretionary voting power with respect to such proposal. To be timely, a shareholder who intends to present a proposal at the 2024 Annual Meeting of Shareholders, but does not intend to have the proposal included in the Company’s proxy statement for such meeting, must provide the Company with the required written notice so that the Company receives it on or before December 31, 2023 (assuming a meeting date before May 1, 2024). If the date of the 2024 Annual Meeting of Shareholders is on or after May 1, 2024, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2023 for each day after April 30, 2024 until the date of the 2024 Annual Meeting of Shareholders (for example, if the 2024 Annual Meeting of Shareholders will be held on May 14, 2024, then the notice deadline under the Company’s bylaws would be January 14, 2024). In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934 on or before December 31, 2023 (assuming a meeting before May 1, 2024).

Assessment of Compensation-Related Risk

In early 2023, the Compensation Committee reviewed the evaluation of the Company’s compensation arrangements for executive officers and non-executive officer employees to determine the level of risks in these arrangements, including the incentives created by such arrangements for employees to take risks and the measures in place to manage or mitigate those risks. Specifically, the evaluation included the following categories: strategic alignment with business strategy; balance of performance metrics; alignment with market competitiveness; impact on motivation and engagement; appropriate use of management discretion; and plan implementation. As a result of this review, the Compensation Committee concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct

The Company has adopted a written Code of Business Conduct that applies to all of the Company’s employees, including the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other persons performing similar functions. The Code of Business Conduct is available, free of charge, on the Company’s website, www.QUAD.com.

Other Matters

The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold common stock.

Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered. Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy. Shareholders may notify the Company of their requests by calling or writing Dana B. Gruen, General Counsel and Corporate Secretary, Quad/Graphics, Inc., N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995, or at telephone number (414) 566-2972.

QUAD/GRAPHICS, INC.
By:
    Dana B. Gruen
    General Counsel and Corporate Secretary

Sussex, Wisconsin
April 12, 2023

Appendix A

QUAD/GRAPHICS, INC.
2020 OMNIBUS INCENTIVE PLAN
As Proposed to be Amended May 22, 2023

1.Purposes, History and Effective Date.

(a)Purpose. The Quad/Graphics, Inc. 2020 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants with incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s Class A Common Stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after May 18, 2020 (the “Effective Date”), subject to approval by the Company’s shareholders at the annual shareholders meeting on such date. This Plan will terminate as provided in Section 15.

(c)Effect on Prior Plan. Upon the Effective Date, the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan, as amended and restated (the “Prior Plan”) shall terminate, and no new awards may be granted thereunder after the Effective Date, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

2.Definitions. Capitalized terms used in this Plan have the following meanings:

(a)“Administrator” means the Committee or the Board.

(b)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act or any successor rule or regulation thereto. Notwithstanding the foregoing, for purposes of determining those individuals subject to U.S. taxation to whom an Option or Stock Appreciation Right that is exempt from Code Section 409A may be granted or held, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c)“Applicable Exchange” means the New York Stock Exchange or such other exchange or automated trading system on which the Stock is principally traded at the applicable time.

(d)“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Incentive Awards or any other type of award permitted under this Plan. Any Award granted under this Plan shall be provided or made in such manner and at such time as complies with, or is exempt from, the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1), including, without limitation, deferring payment to a specified employee or until a specified distribution event, as provided in Code Section 409A(a)(2).

(e)“Board” means the Board of Directors of the Company.

(f)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)“Committee” means the compensation committee of the Board (or a successor committee with the same or similar authority).

(h)“Company” means Quad/Graphics, Inc., a Wisconsin corporation, or any successor thereto.

(i)“Deferred Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(j)“Director” means a member of the Board; “Non-Employee Director” means a Director who is not an employee of the Company or its Subsidiaries.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(l)“Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Administrator in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation 1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Administrator does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of the sale of Shares on the Applicable Exchange, the actual sale price shall be the Fair Market Value of such Shares.

(m)“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.

(n)“Option” means the right to purchase Shares at a stated price for a specified period of time.

(o)“Participant” means an individual selected by the Administrator to receive an Award.

(p)“Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. A Performance Goal may, but is not required to, relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: net earnings; net earnings attributable to common shareholders; operating income; income from continuing operations; net sales; cost of sales; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on shareholder equity; total shareholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; employee safety; employee engagement; market share;

system reliability; cost structure reduction; regulatory outcomes; diversity; cost savings; operating goals; operating margin; profit margin; sales performance; internal sales growth; and synergy savings. Unless otherwise determined by the Administrator, the relevant measurement of performance as to each Performance Goal shall be computed in accordance with generally accepted accounting principles, if applicable. The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to by excluding the effects of (i) charges for reorganizing and restructuring, (ii) discontinued operations, (iii) asset write-downs, (iv) gains or losses on the disposition of a business, (v) mergers, acquisitions or dispositions, and (vi) extraordinary, unusual and/or non-recurring items of gain or loss. The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications. The Administrator may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(q)“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

(r)“Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

(s)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(t)“Plan” means this Quad/Graphics, Inc. 2020 Omnibus Incentive Plan, as may be amended from time to time.

(u)“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(v)“Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Fair Market Value of one Share.

(w)“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

(x)“Stock Appreciation Right” means the right to receive a payment based on the amount by which the Fair Market Value of a Share on the date of exercise exceeds the grant price, all as determined pursuant to Section 8.

(y)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(z)“Share” means a share of Stock.

(aa)“Stock” means the Class A Common Stock of the Company, $.025 par value per share.

(bb)    “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.Administration.

(a)Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to (i) construe and interpret the provisions of this Plan and any agreement covering an Award, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)Delegation to Committees or Officers. To the extent applicable law permits, the Board may delegate to the Committee or another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Administrator; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants unless the delegation is to another committee or subcommittee of the Board consisting entirely of Directors who are non-employee directors within the meaning of Section 16 of the Exchange Act. If the Board has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers to the extent of such delegation.

(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee or subcommittee to whom a delegation under Section 3(b) has been made, as to any acts or omissions, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.Eligibility.

The Administrator may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.Types of Awards.

Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.Shares Reserved under this Plan; Award Limits.

(a)Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of 6,000,000 Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 6(c) (collectively, the “Reserve”), are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)Depletion and Replenishment of Shares Under this Plan.

(i)The Reserve shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. For clarity, an Award that provides for settlement solely in cash shall not cause any depletion of the Reserve at the time such Award is granted. If such Award is later amended, however, to permit or require settlement in Shares, then the Reserve shall be depleted, at the time of such amendment, by the maximum number of Shares which may be issued in settlement of such Award.

(ii)If (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under, or the payment of other compensation with respect to Shares covered by, the Award (whether due currently or on a deferred basis), (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable, or that other compensation with respect to Shares covered by the Award will not be payable, (C) Shares are forfeited under an Award, or (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Reserve and may again be used for new Awards under this Plan (provided that Shares recredited to the Reserve pursuant to clause (D) may not be issued pursuant to incentive stock options). Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Reserve: (1) Shares purchased by the Company using proceeds from Option exercises; (2) Shares tendered or withheld in payment of the exercise price of an Option; or (3) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations.

(c)Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would become available to be re-credited to the Prior Plan’s reserve if such plan were still in effect (but applying the provisions of subsection (b) above and the Prior Plan’s limits on re-crediting), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the Reserve.

(d)Award Limits. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board during such fiscal year (including service as chair or a member or chair of any committees of the Board), shall not exceed such number of Shares as has a total value of $675,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Board may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

7.Options.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (or, in the case of an incentive stock option granted to a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock then issued by the Company or a subsidiary corporation (a

“10% Shareholder”), not less than 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant); (e) the terms and conditions of exercise, including vesting; and (f) the term, except that an Option must terminate no later than 10 years after the date of grant (or, in the case of an incentive stock option granted to a 10% Shareholder, no later than 5 years after the date of grant). In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.Stock Appreciation Rights.

Subject to the terms of this Plan, the Administrator may grant to Participants Stock Appreciation Rights, either alone or in addition to or in conjunction with other Awards. Subject to the terms of this Plan and any applicable Award agreement, a Stock Appreciation Right shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the Stock Appreciation Right as specified by the Administrator, which shall be not less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the foregoing and other terms of this Plan, the Administrator will determine all terms and conditions of each Stock Appreciation Right, including but not limited to, the grant price, term (except no Stock Appreciation Right shall be exercisable for more than 10 years from the date of grant unless granted to a Participant outside of the United States), methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

9.Performance and Stock Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting, performance and/or deferral period, if any, and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units, Restricted Stock Units, and Deferred Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares.

10.Annual Incentive Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator) or retirement (as defined by the Administrator), or a change in control of the Company (as defined by the Administrator), or such other circumstances as the Administrator may specify; and (b) payment will be in cash except to the extent that the Administrator determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair

Market Value at the time of the payment equal to the amount payable with respect to the Annual Incentive Award; provided, that any such determination by the Administrator or election by the Participant under this clause (b) must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

11.Long-Term Incentive Awards.

Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, the type of payment, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, disability (as defined by the Administrator), retirement (as defined by the Administrator) or a change in control of the Company (as defined by the Administrator), or such other circumstances as the Administrator may specify; (b) the performance period must relate to a period of more than one fiscal year of the Company except that, if the Award is made at the time of commencement of employment with the Company or on the occasion of a promotion, then the Award may relate to a shorter period; and (c) payment will be in cash except to the extent that the Administrator determines that payment will be in Shares or Restricted Stock, either on a mandatory basis or at the election of the Participant, having a Fair Market Value at the time of the payment equal to the amount payable with respect to the Long-Term Incentive Award; provided, that any such determination by the Administrator or election by the Participant under this clause (c) must be made prior to the calendar year in which the period for achievement of the Performance Goals begins.

12.Other Stock-Based Awards.

Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at no less than 100% of Fair Market Value on the grant date of the Award.

13.Amendment of Minimum Vesting and Performance Periods.

Notwithstanding any provision of this Plan that requires a minimum vesting and/or performance period for an Award, the Administrator, at the time an Award is granted or any later date, may subject an Award to a shorter vesting and/or performance period to take into account a Participant’s hire or promotion, or may accelerate the vesting or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement (as defined by the Administrator) or a change in control of the Company (as defined by the Administrator).

14.Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award;

provided, however, that with respect to clause (c) above, the Participant may not receive consideration for such a transfer of an Award.

15.Termination and Amendment of Plan; Amendment, Modification, Cancellation or Recoupment of Awards.

(a)Term of Plan. Unless the Board or the Committee earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on the date all Shares reserved for issuance have been issued. If the term of this Plan extends beyond ten (10) years from the date of its latest approval by the shareholders of the Company, then no incentive stock options may be granted after such time unless the shareholders of the Company have approved an extension of this Plan for such purpose.

(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

(iii)shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 17); or (B) an amendment to the provisions of Section 15(e).

(c)Amendment, Modification or Cancellation of Awards. Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Administrator and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of Shares issuable under this Plan (except as permitted by Section 17), but the Administrator need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of Section 17(a) or for any such action: (i) to the extent the action is deemed necessary by the Administrator to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (ii) to the extent the action is deemed necessary by the Administrator to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award.

(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 15 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 17, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right after the date of grant, cancel an outstanding Option or Stock Appreciation Right in exchange for cash (other than cash equal to the excess of the Fair Market Value of the Shares subject to such Option or Stock Appreciation Right at the time of cancellation over the exercise or grant price for such Shares), or allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price.

(f)Awards Subject to Recoupment and Other Policies. All Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (i) any recoupment, clawback, equity holding, Stock ownership or similar policies adopted by the Company from time to time and (ii) any recoupment, clawback, equity holding, Stock ownership or similar requirements made applicable to the Company from time to time by law, regulation or listing standards.

16.Taxes.

(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Administrator may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)No Guarantee of Tax Treatment. Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c)Parachute Payments. Except as may be set forth in a written agreement by and between the Company and a Participant, in the event that the Company’s auditors determine that any payment or transfer by the Company under this Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then, except to the extent otherwise determined by the Administrator, the aggregate present value of all Payments to such Participant shall be reduced (but not below zero) to the amount, expressed as a present value, that maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G (the “Reduced Amount”); provided that the foregoing reduction in the Payments shall not apply if the after-tax value to the Participant of the Payments prior to reduction in accordance herewith is greater than the after-tax value to the Participant if the Payments are reduced in accordance herewith. All determinations under and relating to this Section 16(c) shall be made by the Administrator in its sole and absolute discretion.

17.Adjustment Provisions.

(a)Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; or (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than any stock purchase rights that the Company might authorize and issue in the future) or other property; or (iii) the Company shall effect a cash dividend the amount of which exceeds 10% of the trading price of the Shares at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)) and which may after the event be made the subject of Awards under this Plan, including incentive stock options, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or Stock Appreciation Rights are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options or Stock Appreciation Rights represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or Stock Appreciation Rights. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator shall substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Shares or the Company shall declare a dividend payable in Shares, and if no action is taken by the Administrator, then the adjustments contemplated by this Section 17(a) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Shares or dividend in Shares.

(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance in exchange for cancellation or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

18.Miscellaneous.

(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)the payment of the purchase price of Options (A) by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (B) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (C) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (D) by any combination of (A), (B) and/or (C);

(iii)giving the Participant the right to receive any cash dividends (whether regular or otherwise), stock dividends and other distributions (whether paid in cash or securities), or their equivalents, paid or made with respect to Restricted Stock, Performance Units (valued in relation to a Share), Restricted Stock Units, Deferred Stock Units or other Stock-based Awards, provided, however, that any such dividends or distributions shall either be subject to the same restrictions on transferability and forfeitability and/or the same deferral period that apply to the corresponding Awards or be paid within forty-five (45) days. All dividends or distributions credited to the Participant and made subject to such restrictions, forfeitability and/or deferral period shall be paid to the Participant within forty-five (45) days following the full vesting or settlement, if later, of the Award with respect to which such dividends or distributions were made;

(iv)restrictions on resale or other disposition of Shares; and

(v)compliance with federal or state securities laws and stock exchange requirements.

(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A.

Unless prohibited by law, the Administrator may treat as an individual who is placed on a leave of absence pending termination as having incurred a termination at the beginning of such leave. In addition, the Administrator may suspend vesting under an Award held by a Participant during the Participant’s leave of absence.

(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be so construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(1).

(f)Nature of Payments. Any gain realized or income recognized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and will not be taken into account as compensation or otherwise included in the determination of benefits for purposes of any other employee benefit plan of the Company or an Affiliate, except as the Administrator otherwise provides. The adoption of the Plan will have no effect on Awards made or to be made under any other benefit plan covering an employee of the Company or an Affiliate or any predecessor or successor of the Company or an Affiliate.

(g)Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles.

(h)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

Quad

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC
PO BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07628-P87124 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUAD/GRAPHICS, INC.

The Board of Directors recommends a vote FOR the election of directors.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas P. Buth
02) Beth-Ann Eason
03) Kathryn Quadracci Flores
04) John C. Fowler
05) Stephen M. Fuller
06) Christopher B. Harned
07) J. Joel Quadracci
08) Jay O. Rothman
09) John S. Shiely

The Board of Directors recommends you vote FOR proposals 2 and 3 and EVERY THREE YEARS for proposal 4:

	Every Year	Every Two Years	Every Three Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, "FOR" proposals 2 and 3 and "EVERY THREE YEARS" for proposal 4.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 22, 2023, the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders and the Company's 2022 Annual Report to Shareholders.

THIS PROXY CARD IS FOR SHARES OF CLASS A COMMON STOCK ONLY.

	Yes	No
Please indicate if you plan to attend the meeting.	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 22, 2023

The Notice of Annual Meeting of Shareholders to be held May 22, 2023, the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders and the Company's 2022 Annual Report to Shareholders are available at https://materials.proxyvote.com/747301

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote shares of Class A Common Stock.

V07629-P87124

QUAD/GRAPHICS, INC.

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Dana B. Gruen, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares, of Class A Common Stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 16, 2023, at the Annual Meeting of Shareholders to be held on May 22, 2023, at 10:00 a.m., Central Time, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side.)

Quad

C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC
PO BOX 1342
BRENTWOOD, NY 11717

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Quad/Graphics, Inc., Attn: Legal Department, N61 W23044 Harry's Way, Sussex, WI 53089.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07630-P87124 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUAD/GRAPHICS, INC.

The Board of Directors recommends a vote FOR the election of directors.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas P. Buth
02) Beth-Ann Eason
03) Kathryn Quadracci Flores
04) John C. Fowler
05) Stephen M. Fuller
06) Christopher B. Harned
07) J. Joel Quadracci
08) Jay O. Rothman
09) John S. Shiely

The Board of Directors recommends you vote FOR proposals 2 and 3 and EVERY THREE YEARS for proposal 4:

	Every Year	Every Two Years	Every Three Years	Abstain
4. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees, "FOR" proposals 2 and 3 and "EVERY THREE YEARS" for proposal 4.

The undersigned acknowledges receipt from the Company of the Notice of Annual Meeting of Shareholders to be held May 22, 2023, the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders and the Company's 2022 Annual Report to Shareholders.

THIS PROXY CARD IS FOR SHARES OF CLASS B COMMON STOCK ONLY.

	Yes	No
Please indicate if you plan to attend the meeting.	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF

QUAD/GRAPHICS, INC.

May 22, 2023

The Notice of Annual Meeting of Shareholders to be held May 22, 2023, the Company's Proxy Statement for the 2023 Annual Meeting of Shareholders and the Company's 2022 Annual Report to Shareholders are available at https://materials.proxyvote.com/747301

Please sign, date and mail your proxy card in the envelope provided as soon as possible. This proxy card is to vote shares of Class B Common Stock.

V07631-P87124

QUAD/GRAPHICS, INC.

ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 22, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Joel Quadracci and Dana B. Gruen, and each of them, as Proxies, each with full power of substitution, to represent and to vote as designated on the reverse side all of the shares, of Class B Common Stock of Quad/Graphics, Inc. held of record by the undersigned as of the close of business on March 16, 2023, at the Annual Meeting of Shareholders to be held on May 22, 2023, at 10:00 a.m., Central Time, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side.)